Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227641

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	29,900,000	$22.15	$662,285,000	$85,964.60

(1)	Includes 3,900,000 shares of our common stock issuable upon exercise of the underwriters’ option to purchase additional shares of our common stock.
(2)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-227641 filed by the registrant on October 1, 2018.

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 1, 2018)

26,000,000 Shares

VICI Properties Inc.

Common Stock

We expect to enter into a forward sale agreement with Morgan Stanley & Co. LLC (or its affiliate), which we refer to in this capacity as the forward purchaser. In connection with the forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties and selling to the underwriters an aggregate of 26,000,000 shares of our common stock, par value $0.01 per share, or our common stock, that will be sold in this offering. We will not initially receive any proceeds from the sale of our common stock by the forward purchaser or its affiliate.

We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of common stock on one or more forward settlement dates no later than approximately three months after the date of this prospectus supplement. We may also elect to cash settle or net share settle all or a portion of our obligation under the forward sale agreement if we conclude that it is in our best interest to do so. If we elect to cash settle the forward sale agreement, we may not receive any cash proceeds, and we may be required to pay cash to the forward purchaser in certain circumstances. If we elect to net share settle the forward sale agreement, we will not receive any cash proceeds, and we may be required to deliver shares of our common stock to the forward purchaser in certain circumstances. See “Underwriting—Forward Sale Agreement.”

If the forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock that it has agreed to sell to the underwriters after using commercially reasonable efforts, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell, and the number of shares of common stock underlying the forward sale agreement will be decreased by the number of shares of common stock that we issue and sell.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On June 16, 2020, the closing price of our common stock as reported on the NYSE was $22.37 per share.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting stockholders from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our shares, including the common stock offered hereby. In addition to the restrictions referred to in the immediately preceding sentence, ownership of our capital stock, including the common stock offered hereby, is subject to applicable gaming laws, and any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock is required to promptly notify us of their identity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” and “—Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate” in the accompanying prospectus for a detailed description of the ownership, transfer and notification restrictions applicable to our common stock.

Investing in our common stock involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-12 of this prospectus supplement and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$22.15	$575,900,000
Underwriting discount(1)	$0.77525	$20,156,500
Proceeds, before expenses, to us(2)	$21.37475	$555,743,500

(1)	We refer you to “Underwriting” beginning on page S-60 of this prospectus supplement for additional information regarding underwriting compensation.
(2)

We expect that the net proceeds to us from the settlement of the forward sale agreement, after the deduction of the related underwriting discount and estimated offering expenses, will be approximately $555.0 million (or approximately $638.4 million if the underwriters exercise their option to purchase additional shares in full). The amount of proceeds, if any, we may receive upon settlement of the forward sale agreement, which settlement we expect to occur no later than approximately three months after the date of this prospectus supplement, depends on numerous factors, including the settlement method, market interest rates and the prevailing market price of our common stock during the relevant period. For the purposes of calculating the aggregate proceeds to us from the sale of shares of our common stock, we have assumed that the forward sale agreement is fully physically settled in one or more settlements based on an initial forward sale price of $21.37475 per share (which is the public offering price per share, less the underwriting discount per share). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, to us will be calculated as provided in the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See “Underwriting—Forward Sale Agreement.”

The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time to purchase up to an additional 3,900,000 shares of common stock at the public offering price per share, less the underwriting discount per share. Upon any exercise of such option, the number of shares of our common stock underlying the forward sale agreement will be increased by the number of shares sold by the forward purchaser or its affiliate in respect of such option exercise. In such event, if the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be sold in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell, and the number of shares of common stock underlying the forward sale agreement will be decreased by the number of shares of common stock that we issue and sell.

The underwriters expect to deliver the shares of our common stock on or about June 19, 2020 through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC

Bookrunners

Barclays	Citigroup	J.P. Morgan

Union Gaming	Wells Fargo Securities

Co-Managers

Citizens Capital Markets	SunTrust Robinson Humphrey	UBS Investment Bank
Baird	Capital One Securities	Credit Suisse

Evercore ISI	Ladenburg Thalmann	Nomura	Stifel

The date of this prospectus supplement is June 16, 2020

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we may authorize to be delivered to you. References to “documents incorporated by reference” shall also include any documents deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there are any inconsistencies between the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Neither we nor any of the underwriters have authorized any other person to provide you with different or additional information, and if anyone provides you with different or additional information, you should not rely on it. Neither we nor any of the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in a jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in one or more offerings, one or any combination of the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as the accompanying prospectus and the documents incorporated by reference herein and therein.

You should read carefully this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, which we have referred you to in “Incorporation of Certain Documents by Reference” on page S-70 of this prospectus supplement, before making an investment decision. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus supplement or the accompanying prospectus, each such statement being qualified in all respects by such reference.

Unless the context otherwise requires or unless otherwise specified, (i) all references in this prospectus supplement to the terms the “Company” and “VICI” refer to VICI Properties Inc. and (ii) all references to the “Operating Partnership” refer to VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us” and “our” refer to VICI, together with its consolidated subsidiaries, including the Operating Partnership.

“Caesars” refers to Caesars Entertainment Corporation, a Delaware corporation, including any successors, and its subsidiaries, including any successors.

“Caesars Entertainment Outdoor” refers to the historical operations of the golf courses that were transferred from CEOC to VICI Golf on October 6, 2017.

“Caesars Lease Agreements” refers collectively to the CPLV Lease Agreement, the Non-CPLV Lease Agreement, the Joliet Lease Agreement and the HLV Lease Agreement, unless the context otherwise requires.

“Century Casinos” refers to Century Casinos, Inc., a Delaware corporation, and its subsidiaries.

“Century Portfolio” refers to the real estate assets associated with the (i) Mountaineer Casino, Racetrack & Resort located in New Cumberland, West Virginia, (ii) Century Casino Caruthersville located in Caruthersville, Missouri and (iii) Century Casino Cape Girardeau located in Cape Girardeau, Missouri, which we purchased on December 6, 2019.

“Century Portfolio Lease Agreement” refers to the lease agreement for Mountaineer Casino, Racetrack & Resort, Century Casino Caruthersville and Century Casino Cape Girardeau, as amended from time to time.

“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to Formation Date, and following the Formation Date, CEOC, LLC, a Delaware limited liability company, and its subsidiaries. CEOC is a subsidiary of Caesars.

“CPLV CMBS Debt” refers to $1.55 billion of asset-level real estate mortgage financing of Caesars Palace Las Vegas, incurred by a subsidiary of the Operating Partnership on October 6, 2017 and repaid in full on November 26, 2019.

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“CPLV Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time, which will be combined with the HLV Lease Agreement into a single Las Vegas master lease upon the closing of the pending Eldorado/Caesars Merger.

“Eldorado” refers to Eldorado Resorts, Inc., a Nevada corporation, and its subsidiaries, including any successors.

“Eldorado Transaction” refers to a series of transactions between us and Eldorado in connection with the Eldorado/Caesars Merger, including the MTA Properties Acquisitions (as defined below), modifications to lease agreements, and rights of first refusal.

“Eldorado/Caesars Merger” refers to the merger contemplated under an Agreement and Plan of Merger pursuant to which a subsidiary of Eldorado will merge with and into Caesars, with Caesars surviving as a wholly owned subsidiary of Eldorado.

“February 2020 Senior Unsecured Notes” refers collectively to (i) the $750.0 million aggregate principal amount of 3.500% senior unsecured notes due 2025, (ii) $750.0 million aggregate principal amount of $3.750% senior unsecured notes due 2027 and (iii) $1.0 billion aggregate principal amount of 4.125% senior unsecured notes due 2030, each issued by the Operating Partnership and VICI Note Co. Inc., as Co-Issuer, in February 2020.

“Formation Date” refers to October 6, 2017.

“Greektown” refers to the real estate assets associated with the Greektown Casino-Hotel, located in Detroit, Michigan, which we purchased on May 23, 2019.

“Greektown Lease Agreement” refers to the lease agreement for Greektown, as amended from time to time.

“Hard Rock” means Hard Rock International, and, as the context requires, its subsidiary and affiliate entities.

“Hard Rock Cincinnati” refers to the casino-entitled land and real estate and related assets associated with the Hard Rock Cincinnati Casino, located in Cincinnati, Ohio, which we purchased on September 20, 2019 (and previously referred to in our prior filings as JACK Cincinnati).

“Hard Rock Cincinnati Lease Agreement” refers to the lease agreement for Hard Rock Cincinnati, as amended from time to time.

“HLV Additional Rent Acquisition” refers to the agreement to increase the annual rent payable to us with respect to the Harrah’s Las Vegas property by $15.0 million.

“HLV Lease Agreement” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time, which will be combined with the CPLV Lease Agreement into a single Las Vegas master lease agreement upon the closing of the Eldorado/Caesars Merger.

“JACK Cleveland/Thistledown” refers to the casino-entitled land and real estate and related assets associated with the JACK Cleveland Casino located in Cleveland, Ohio, and the video lottery gaming and pari-mutuel wagering authorized land and real estate and related assets of JACK Thistledown Racino located in North Randall, Ohio, which we purchased on January 24, 2020.

“JACK Cleveland/Thistledown Lease Agreement” refers to the lease agreement for JACK Cleveland/Thistledown, as amended from time to time.

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“JACK Entertainment” refers to JACK Entertainment LLC, and its subsidiary and affiliate entities.

“Joliet Lease Agreement” refers to the lease agreement for the facilities in Joliet, Illinois, as amended from time to time.

“Lease Agreements” refer collectively to the Caesars Lease Agreements, the Penn National Lease Agreements, the Hard Rock Cincinnati Lease Agreement, the Century Portfolio Lease Agreement and the JACK Cleveland/Thistledown Lease Agreement, unless the context otherwise requires.

“Margaritaville” refers to the real estate of Margaritaville Resort Casino, located in Bossier City, Louisiana, which we purchased on January 2, 2019.

“Margaritaville Lease Agreement” refers to the lease agreement for Margaritaville, as amended from time to time.

“Master Transaction Agreement” refers to the master transaction agreement with Eldorado relating to the Eldorado Transaction, as amended from time to time.

“Non-CPLV Lease Agreement” refers to the lease agreement for regional properties leased to Caesars other than the facilities in Joliet, Illinois, as amended from time to time.

“November 2019 Senior Unsecured Notes” refers collectively to (i) the $1.25 billion aggregate principal amount of 4.250% senior unsecured notes due 2026 and (ii) $1.0 billion aggregate principal amount of 4.625% senior unsecured notes due 2029, each issued by the Operating Partnership and VICI Note Co. Inc., as Co-Issuer, in November 2019

“Penn National” refers to Penn National Gaming, Inc., a Pennsylvania corporation, and its subsidiaries.

“Penn National Lease Agreements” refer collectively to the Margaritaville Lease Agreement and the Greektown Lease Agreement, unless the context otherwise requires.

“Revolving Credit Facility” refers to the five-year senior secured first lien revolving credit facility entered into by VICI PropCo, as amended from time to time.

“Second Lien Notes” refers to $766.9 million aggregate principal amount of 8.0% second priority senior secured notes due 2023 issued by a subsidiary of the Operating Partnership in October 2017, of which approximately $498.5 million aggregate principal amount remained outstanding as of December 31, 2019, and which were redeemed in full on February 20, 2020.

“Seminole Hard Rock” means Seminole Hard Rock Entertainment, Inc.

“Term Loan B Facility” refers to the seven-year senior secured first lien term loan B facility entered into by VICI PropCo in December 2017.

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the indirect owner and operator of the Caesars Entertainment Outdoor business.

“VICI PropCo” refers to VICI Properties 1 LLC, a Delaware limited liability company, and a wholly owned subsidiary of the Operating Partnership.

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CERTAIN INFORMATION REGARDING CAESARS AND ELDORADO

The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus), as the parent and guarantor of CEOC, our significant lessee, and Eldorado (which are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus), as the parent of the entity that will be our significant lessee after the closing of the Eldorado/Caesars Merger, have been filed with the SEC. Caesars and Eldorado file annual, quarterly and current reports and other information with the SEC.

Caesars’ and Eldorado’s SEC filings are available to the public through the SEC’s web site at www.sec.gov. We make no representation as to the accuracy or completeness of the information regarding Caesars or Eldorado that is contained in this prospectus supplement or the accompanying prospectus, which is obtained from Caesars’ and Eldorado’s publicly available information, or that is available through the SEC’s website or otherwise made publicly available by Caesars or Eldorado, and none of such publicly available Caesars or Eldorado information is incorporated by reference in this prospectus supplement or the accompanying prospectus.

TRADEMARKS AND TRADE NAMES

The brands under which our properties are operated are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees:

•	have approved any disclosure contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein; or

•	are responsible or liable for the content of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

MARKET AND INDUSTRY DATA

Although we are responsible for all of the disclosures contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, such documents contain industry, market and competitive position data and estimates that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that such information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is generally reliable, we have not independently investigated or verified such data. The industry forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be materially different than our or the industry’s actual results.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain statements regarding future events and can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are based on our current plans, expectations and projections about future events. We caution you therefore against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants. The extent to which the COVID-19 pandemic impacts the Company, its tenants and its pending transactions, will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders resulting in the closure of our tenants’ operations at our properties. Each of the foregoing could have a material adverse effect on our tenants’ ability to satisfy their obligations under their leases with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic could negatively impact consumer discretionary spending and travel, which could have a material adverse effect on our tenants’ businesses. Investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

•

the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the COVID-19 pandemic and changes in economic conditions as a result of the COVID-19 pandemic);

•

our dependence on subsidiaries of Caesars, Penn National, Hard Rock, Century Casinos and JACK Entertainment (and, following the completion of the Eldorado Transaction, subsidiaries of the combined Eldorado/Caesars) as tenants of our properties and Caesars, Penn National, Seminole Hard Rock, Century Casinos and Rock Ohio Ventures LLC (“Rock Ohio Ventures”) or certain of their respective subsidiaries (and, following the completion of the Eldorado Transaction, subsidiaries of the

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combined Eldorado/Caesars) as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us;

•

our dependence on the gaming industry; our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our REIT taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. Federal income taxes;

•	the impact of extensive regulation from gaming and other regulatory authorities;

•	the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties;

•	the possibility that our tenants may choose not to renew the Lease Agreements following the initial or subsequent terms of the leases;

•

restrictions on our ability to sell our properties subject to the Lease Agreements; Caesars’, Penn National’s, Hard Rock’s, Century Casinos’ and JACK Entertainment’s (and following the completion of the Eldorado Transaction, the combined Eldorado/Caesars’) historical results may not be a reliable indicator of their future results;

•	our substantial amount of indebtedness and ability to service, refinance and otherwise fulfill our obligations under such indebtedness;

•	limits on our operational and financial flexibility imposed by our debt agreements;

•

our historical financial statements and our pro forma consolidated and combined financial statements do not reflect, and may not be reliable indicators of, our future results of operations, financial condition and cash flows;

•

the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents required to consummate our pending transactions in connection with the Eldorado Transaction and our other pending transactions, or other delays or impediments to completing these transactions;

•

the possibility that our pending transactions in connection with the Eldorado Transaction, as well as the Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition (each as defined herein) may not be completed or that completion may be unduly delayed;

•

the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of properties acquired (or other benefits we expect to receive) in the Eldorado Transaction or any of our other pending or recently completed transactions;

•

the effects of our recently completed and pending transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans; the possibility our separation from CEOC fails to qualify as a tax-free spin-off, which could subject us to significant tax liabilities;

•	the impact of changes to the U.S. Federal income tax laws; the possibility of foreclosure on our properties if we are unable to meet required debt service payments;

•	the impact of a rise in interest rates on us; our inability to successfully pursue investments in, and acquisitions of, additional properties;

•

the impact of natural disasters, war, political and public health conditions or uncertainty or civil unrest, violence or terrorist activities or threats on our properties and changes in economic conditions or heightened travel security and health measures instituted in response to these events;

•	the loss of the services of key personnel;

•	the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance;

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•	failure to establish and maintain an effective system of integrated internal controls; the costs of operating as a public company;

•	our inability to operate as a stand-alone company;

•	our inability to maintain our qualification for taxation as a REIT;

•	our reliance on distributions received from the Operating Partnership to make distributions to our stockholders;

•	the potential impact on the amount of our cash distributions if we were to sell any of our properties in the future;

•	our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time;

•

competition for acquisition opportunities, including from other REITs, investment companies, private equity and hedge fund investors, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us; and

•	additional factors discussed herein, in the accompanying prospectus or in the documents incorporated by reference herein and therein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, in the accompanying prospectus or in the documents incorporated by reference herein and therein. All forward-looking statements are made as of the respective dates of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein or such other dates as may be indicated in such documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the U.S. federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will be achieved.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our business and this offering and may not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information set forth under the caption “Risk Factors” in this prospectus supplement, in our Annual Report and in our Quarterly Report. You should also read our unaudited pro forma consolidated and combined financial statements included herein and our historical financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Incorporation of Certain Documents by Reference.” This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in the “Risk Factors” disclosures referred to above and in “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Except as otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “on a pro forma basis” refer to us on a pro forma basis giving effect to the items described in “Unaudited Pro Forma Consolidated and Combined Financial Statements.”

Overview of Our Company

We are an owner and acquirer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio currently consists of 28 market leading facilities, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Our entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across 40 million square feet, our well-maintained properties are currently located across urban, destination and drive-to markets in twelve states, contain approximately 15,600 hotel rooms and feature over 180 restaurants, bars and nightclubs.

Our portfolio also includes approximately 34 acres of undeveloped or underdeveloped land on and adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. We also own and operate four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip. As a growth-focused public real estate company, we expect our relationships with our partners, who lease and operate our properties, will position us for the acquisition of additional properties across the leisure and hospitality industries.

We made an election to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe our election of REIT status combined with the income generation from our lease agreements will enhance our ability to make distributions to our stockholders, providing investors with current income as well as the potential for long-term growth.

We conduct our real property business through the Operating Partnership, which is our wholly owned subsidiary, and our golf course business through a taxable REIT subsidiary, VICI Golf.

Real Estate Portfolio Update

As previously disclosed, on June 1, 2020, we granted Caesars and certain of its affiliates certain relief on a portion of their capital expenditure obligations under the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement through an omnibus amendment to such leases. Relief is subject to certain conditions, including but not limited to, funding of certain minimum capital expenditures during fiscal year 2020, timely payment of rent during the relief period, and no tenant event of default. The omnibus amendment is subject to certain gaming regulatory approvals. For more information, see our Current Report on Form 8-K filed on June 1, 2020. In addition, we are actively monitoring the current environment as it relates to property re-openings, as well as each tenant’s financial and operating situation, and continue to engage in ongoing dialogues with our tenants regarding how best to respond to the COVID-19 pandemic and the closure of their businesses, including with respect to its impact on their respective financial and operating situations, liquidity needs and contingency planning.

All of our tenants fulfilled their rent obligations for the months of April, May and June of 2020. In connection with the COVID-19 pandemic, various state governments and/or regulatory authorities issued directives, mandates, orders or similar actions restricting non-essential business operations, resulting in the temporary closure of our tenants’ operations at our properties. Certain states have begun to allow for the reopening of casinos to occur, yet timelines for re-opening differ state by state, and we cannot predict the length of time our tenants’ operations at each specific property will remain closed, or once reopened, whether their operations will be forced to close again in the future. Due to these factors and the continuing uncertainty of the ultimate impact of the COVID-19 pandemic, there can be no assurance that our tenants will continue to fulfill their rent obligations in full.

Pending Transactions

Caesars Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition

On June 15, 2020, we entered into a non-binding letter of intent with Eldorado (the “Mortgage and Land Acquisition Agreement”) pursuant to which we intend to (i) lend $400 million to a subsidiary of the combined Eldorado/Caesars (the “Eldorado Borrower”) for a term of five years, with such loan secured by, among other things, a first priority fee mortgage on the Caesars Forum Convention Center (as defined below) (the “Forum Convention Center Mortgage Loan”) and (ii) purchase approximately 23 acres of land in the vicinity of, or adjacent to, The LINQ Hotel & Casino, Bally’s Paris Las Vegas and Planet Hollywood gaming facilities (the “Las Vegas Land”) for a purchase price of $4.5 million per acre (the “Las Vegas Land Acquisition”).

Each of the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition is cross-conditioned on the consummation of the other and subject to the closing of the Eldorado/Caesars Merger. Eldorado has publicly disclosed that it expects the Eldorado/Caesars Merger to be completed in mid-2020. In addition, the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition are each subject to, among other things, the completion of due diligence and negotiation of definitive documentation, and such transactions may not close immediately after the closing of the Eldorado/Caesars Merger. We can provide no assurances that the Eldorado/Caesars Merger, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition will close in the anticipated timeframe, on the contemplated terms or at all.

Forum Convention Center Mortgage Loan

The Forum Convention Center Mortgage Loan will be in an amount of $400 million and will have a term of five years. The interest rate on the Forum Convention Center Mortgage Loan initially will be 7.7% per annum, with payments subject to 2% annual escalation, with interest paid monthly in cash in arrears. Except as provided below, no prepayments will be permitted during the first two years of the term of the Forum Convention Center Mortgage Loan. During the third and fourth years of the term of the Forum Convention Center Mortgage Loan, the Eldorado Borrower may prepay the Forum Convention Center Mortgage Loan, in each case in full but not in part, at 102% of par in year three and 101% of par in year four. During the fifth year of the term of the Forum Convention Center Mortgage Loan, the Eldorado Borrower may prepay the Forum Convention Center Mortgage Loan in full but not in part at par. However, the Forum Convention Center Mortgage Loan may be prepaid at any time at par, without penalty or make-whole, in connection with our acquisition of the land and real estate assets associated with the Caesars Forum Convention Center and an OpCo sale and conversion to an OpCo/PropCo structure, subject to our consent, which may be withheld in our sole discretion. The closing of the Forum Convention Center Mortgage Loan will occur on a date to be mutually agreed following, and is not expected to close concurrently with, the closing of the Eldorado/Caesars Merger.

The Forum Convention Center Mortgage Loan will be secured by a first priority mortgage on the Caesars Forum Convention Center that is currently owned by Caesars, including, without limitation, the approximately 28 acres of land upon which the Caesars Forum Convention Center is built and/or otherwise used in connection with or necessary for the operation of the Caesars Forum Convention Center (collectively, the “Caesars Forum Convention Center”), as well as a first priority lien on the equity interests in the Eldorado Borrower, a first priority security interest in all of the Eldorado Borrower’s interest in furniture, fixtures and equipment used, owned or related to the operation of the Caesars Forum Convention Center, and a first priority assignment of the Eldorado Borrower’s interest in leases and rents, including a collateral assignment of the Eldorado Borrower’s interest in the lease on the Caesars Forum Convention Center pursuant to which the Eldorado Borrower will lease the Caesars Forum Convention Center to a subsidiary of the combined Eldorado/Caesars (the “Eldorado Tenant”), which lease will be fully subordinate to the Forum Convention Center Mortgage Loan. In addition, if the Eldorado Borrower defaults on the Forum Convention Center Mortgage Loan and we take possession of the Caesars Forum Convention Center we may, at our option under certain circumstances, assume the lease with the Eldorado Tenant (which lease will be guaranteed by the combined Eldorado/Caesars and have an initial annual rent of $33.9 million, subject to annual increases equal to the greater of 2% and the annual consumer price index increase).

As previously disclosed, we previously entered into a put/call agreement with certain subsidiaries of Caesars (the “Caesars Forum Put/Call Agreement”) that provides, among other things, us with a call right (the “Caesars Forum Call Right”) and Caesars with a put right (the “Caesars Forum Put Right”), in each case on the Caesars Forum Convention Center. The Caesars Forum Put/Call Agreement, as amended, survives the closing of the Eldorado/Caesars Merger, and will also include the following terms:

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The Caesars Forum Call Right, which is currently exercisable for the one-year period beginning January 1, 2027, will instead be exercisable beginning on the scheduled maturity date of the Forum Convention Center Mortgage Loan until December 31, 2026; and

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If there is an event of default on the Forum Convention Center Mortgage Loan, (i) the Caesars Forum Put Right, which is currently exercisable for the one-year period commencing on January 1, 2024, will not be exercisable, and (ii) we, at our option, may accelerate the Caesars Forum Call Right.

The Forum Convention Center Mortgage Loan will be non-recourse to the combined Eldorado/Caesars (subject to a customary recourse carveout guaranty and an environmental indemnity to be provided by the combined Eldorado/Caesars), and its subsidiaries, other than the Eldorado Borrower. The Forum Convention Center Mortgage Loan will contain customary representations and warranties, covenants and events of default.

Las Vegas Land Acquisition

We have agreed to purchase the Las Vegas Land for a purchase price of $4.5 million per acre. After we acquire the Las Vegas Land, we will grant subsidiaries of the combined Eldorado/Caesars a revocable license to continue to use the property; provided, that the subsidiaries of the combined Eldorado/Caesars will continue to pay real property taxes, insurance costs, security costs and other operating costs related to the Las Vegas Land (“Las Vegas Land Operating Costs”) (or such portion of the Las Vegas Land that subsidiaries of the combined Eldorado/Caesars continues to occupy). These obligations will be guaranteed by the combined Eldorado/Caesars. Upon six months’ prior written notice, we will have the right to require that the subsidiaries of the combined Eldorado/Caesars vacate the Las Vegas Land (or any portion thereof). Upon six months’ prior written notice to us, the subsidiaries of the combined Eldorado/Caesars may vacate the Las Vegas Land (or any portion thereof). In each case upon such vacancy, the subsidiaries of the combined Eldorado/Caesars will no longer be responsible for Las Vegas Land Operating Costs with respect to the portion of the Las Vegas Land vacated. The closing of the Las Vegas Land Acquisition will occur on a date to be mutually agreed following, and is not expected to close concurrently with, the closing of the Eldorado/Caesars Merger.

Eldorado Transaction

On June 24, 2019, Eldorado entered into a definitive agreement to acquire Caesars for a combination of Eldorado stock and cash. On the same day, in connection with the Eldorado/Caesars Merger, we entered into a master transaction agreement (“Master Transaction Agreement”) with Eldorado relating to the following transactions:

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Acquisition of the MTA Properties. We have agreed to acquire all of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City (or, if necessary, certain replacement properties designated in the Master Transaction Agreement) (collectively, the “MTA Properties” and each, an “MTA Property”) for an aggregate purchase price of $1,823.5 million (which reflects a purchase price adjustment of $14.0 million related to Harrah’s New Orleans) (the “MTA Properties Acquisitions” and each, an “MTA Property Acquisition”). Simultaneous with the closing of each MTA Property Acquisition, the Non-CPLV Lease Agreement will be amended to include such MTA Property, with (i) initial aggregate total annual rent payable to us and attributable to the MTA Properties of $154.0 million, (ii) so long as the MTA Properties Acquisitions are consummated concurrent with the closing of the Eldorado/Caesars Merger, an initial term of approximately 15 years and (iii) the same renewal terms available to the other tenants under the Non-CPLV Lease Agreement at such time. The Non-CPLV Lease Agreement will also be amended to adjust certain minimum capital expenditure requirements and other related terms and conditions as a result of the MTA Properties being included in the Non-CPLV Lease Agreement. On September 26, 2019, we entered into definitive agreements to acquire the MTA Properties.

Each of our existing call options on the MTA Properties will terminate upon the earlier to occur of the closing of the corresponding MTA Property Acquisition or our obtaining specific performance or liquidated damages with respect to the relevant property. The closing of the MTA Properties Acquisitions are subject to conditions in addition to the consummation of the Eldorado/Caesars Merger, and are not cross-conditioned on each other (that is, we are not required to close on “all or none” of the MTA Properties). In addition, the closing of the other transactions that comprise the Eldorado Transaction is not conditioned on the completion of any or all of the MTA Properties Acquisitions.

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CPLV Rent and Lease Agreement Amendment. In consideration of a payment by us to Eldorado of $1,189.9 million, we and Eldorado will amend the CPLV Lease Agreement to (i) increase the annual rent payable to us under the CPLV Lease Agreement by $83.5 million (the “CPLV Additional Rent Acquisition”) and (ii) provide for the amended terms described below.

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HLV Lease Agreement Termination and Creation of Las Vegas Master Lease. In consideration of a payment by us to Eldorado of $213.8 million, we and Eldorado will terminate the HLV Lease Agreement and the related lease guaranty. Annual rent previously payable to us with respect to the Harrah’s Las Vegas property will be increased by $15.0 million. The CPLV Lease Agreement will be amended (as amended, the “Las Vegas Master Lease Agreement”) to provide, among other things, that the Harrah’s Las Vegas property, which is currently subject to the HLV Lease Agreement, will be leased pursuant thereto (with the Harrah’s Las Vegas property subject to the higher rent escalator currently in place under the CPLV Lease Agreement). Thereafter, the Las Vegas Master Lease Agreement will be a multi-property master lease whereby the Harrah’s Las Vegas property tenant and the Caesars Palace Las Vegas property tenant will collectively be the tenant.

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Centaur Properties Put/Call Agreement. Affiliates of Caesars currently own two gaming facilities in Indiana—Harrah’s Hoosier Park and Indiana Grand (together, the “Centaur Properties”). At the closing of the Eldorado/Caesars Merger, a right of first refusal that we have with respect to the Centaur Properties will terminate and we will enter into a put/call agreement with Eldorado, whereby (i) we will have the right to acquire all of the land and real estate assets associated with the Centaur Properties at a price equal to 13.0x the initial annual rent of each facility (determined as provided below) and to simultaneously lease back each such property to a subsidiary of the combined Eldorado/Caesars for initial annual rent equal to the property’s trailing four quarters EBITDA at the time of acquisition divided by 1.3 (i.e., the initial annual rent will be set at 1.3x rent coverage) and (ii) the combined Eldorado/Caesars will have the right to require us to acquire the Centaur Properties at a price equal to 12.5x the initial annual rent of each facility, and to simultaneously lease back each such Centaur Property to a subsidiary of the combined Eldorado/Caesars for initial annual rent equal to the property’s trailing four quarters EBITDA at the time of acquisition divided by 1.3 (i.e., the initial annual rent will be set at 1.3x rent coverage). Either party will be able to trigger its respective put or call, as applicable, beginning on January 1, 2022 and ending on December 31, 2024. The put/call agreement will provide that the leaseback of the Centaur Properties will be implemented through addition of the Centaur Properties to the Non-CPLV Lease Agreement.

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Las Vegas Strip Assets ROFR. We will enter into a right of first refusal agreement with Eldorado (the “Las Vegas ROFR”) whereby we will have the first right, with respect to the first two of certain specified Las Vegas Strip assets that the combined Eldorado/Caesars proposes to sell, whether pursuant to a sale leaseback or a sale, to a third party, to acquire any such asset (it being understood that we will have the opportunity to find an operating company should the combined Eldorado/Caesars elect to pursue a sale). Pursuant to the Master Transaction Agreement, the specified Las Vegas Strip assets subject to the Las Vegas ROFR will be the land and real estate assets associated (i) with respect to the first such asset subject to the Las Vegas ROFR, the Flamingo Las Vegas, Paris Las Vegas, Planet Hollywood and Bally’s Las Vegas gaming facilities and (ii) with respect to the second asset subject to the Las Vegas ROFR, the foregoing assets plus The LINQ gaming facility. If we enter into a sale leaseback transaction with the combined Eldorado/Caesars on any of these facilities, the leaseback will be implemented through the addition of such properties to the CPLV Lease Agreement.

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Horseshoe Baltimore ROFR. We and Eldorado have agreed to enter into a right of first refusal agreement pursuant to which we will have the first right to enter into a sale leaseback transaction with respect to the land and real estate assets associated with the Horseshoe Baltimore gaming facility (subject to any consent required from Caesars’ joint venture partners with respect to this asset) (the “Horseshoe Baltimore ROFR”).

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Eldorado Guaranties and MLSA Terminations. Eldorado will execute new guaranties (the “Eldorado Guaranties”) of the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement, and the existing guaranties by Caesars of such leases, along with all covenants and other obligations of Caesars incurred in connection with such guaranties, will be terminated with respect to Caesars (which will become a subsidiary of Eldorado following the closing of the Eldorado/Caesars Merger). The Eldorado Guaranties will guaranty the prompt and complete payment and performance in full of: (i) all monetary obligations of the tenants under the respective leases, including all rent and other sums payable by the tenants under the leases and any obligation to pay monetary damages in connection with any breach and to pay any indemnification obligations of the tenants under the leases; and (ii) the performance when due of all other covenants, agreements and requirements to be performed and satisfied by the tenants under the leases. In addition, we and Eldorado will terminate the Management and Lease Support Agreements with respect to the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement, and certain provisions currently set forth therein will be added to the respective leases, as amended, and the Eldorado Guaranties.

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Other Lease Amendments. The CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement will be amended to, among other things, (i) remove the rent coverage floors, which coverage floors serve to reduce the rent escalators under such leases in the event that the “EBITDAR to Rent Ratio” (as defined in each of the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement) coverage is below the stated floor and (ii) extend the term of each such lease by such additional period of time as necessary to ensure that following the consummation of the Eldorado/Caesars Merger, each lease will have a full 15-year initial lease term. The Non-CPLV Lease Agreement also will be amended to, among other things: (a) permit the tenant under the Non-CPLV Lease Agreement to cause facilities subject to the Non-CPLV Lease Agreement that in the aggregate represent up to five percent of the aggregate EBITDAR of (A) all of the facilities under such Non-CPLV Lease Agreement and (B) the Harrah’s Joliet facility, for the 2018 fiscal year (defined as the “2018 EBITDAR Pool” in the Non-CPLV Lease Agreement, without giving effect to any increase in the 2018 EBITDAR Pool as a result of a facility being added to the Non-CPLV Lease Agreement) to be sold (whereby the tenant and landlord under the Non-CPLV Lease Agreement would sell the operations and real estate, respectively, with respect to such facility), provided, among other things, that (1) we and the combined Eldorado/Caesars mutually agree to the split of proceeds from such sales, (2) such sales do not result in any impairment(s)/asset write down(s) by us, (3) rent under the Non-CPLV Lease Agreement remains unchanged following such sale and (4) the sale does not result in us recognizing certain taxable gain; (b) restrict the ability of the tenant thereunder to transfer and sell the operating business of Harrah’s New Orleans and Harrah’s Atlantic City to replacement tenants without our consent and remove such restrictions with respect to Horseshoe Southern Indiana (in connection with the restrictions applying to Harrah’s New Orleans) and Horseshoe Bossier City (in connection with the restrictions applying to Harrah’s Atlantic City), provided that the tenant under the Non-CPLV Lease Agreement may only sell such properties if certain terms and conditions are met, including that replacement tenants meet certain criteria provided in the Non-CPLV Lease Agreement; and (c) require that the tenant under the Non-CPLV Lease Agreement complete and pay for all capital improvements and other payments, costs and expenses related to the extension of the existing operating license with respect to Harrah’s New Orleans, including, without limitation, any such payments, costs and expenses required to be made to the City of New Orleans, the State of Louisiana or any other governmental body or agency. We refer to these lease amendments as the “Lease Modifications.”

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CPLV CMBS Refinancing. We were obligated to cause the CPLV CMBS Debt to be repaid in full prior to the closing of the Eldorado/Caesars Merger, and in November 2019 we repaid the CPLV CMBS Debt in full, resulting in a prepayment penalty of $110.8 million. Pursuant to the Master Transaction Agreement, Eldorado has agreed to reimburse us for 50% of our out-of-pocket costs in connection with the prepayment penalties associated with refinancing the CPLV CMBS Debt (which reimbursement obligations exist pursuant to the Master Transaction Agreement regardless of whether the Eldorado/Caesars Merger is consummated).

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Eldorado Bridge Facilities. On June 24, 2019, in connection with the Eldorado Transaction, VICI PropCo entered into a commitment letter with Deutsche Bank Securities Inc. and Deutsche Bank AG Cayman Islands Branch (collectively, the “Bridge Lender”), pursuant to which and subject to the terms and conditions set forth therein, the Bridge Lender has agreed to provide (i) a 364-day first lien secured bridge facility of up to $3.3 billion in the aggregate (the “Eldorado Senior Bridge Facility”) and (ii) a 364-day second lien secured bridge facility of up to $1.5 billion in the aggregate (the “Eldorado Junior Bridge Facility,” and, together with the Eldorado Senior Bridge Facility, the “Bridge Facilities”), for the purpose of providing a portion of the financing necessary to fund the consideration to be paid pursuant to the terms of the Eldorado Transaction documents and related fees and expenses. Following the issuance of the November 2019 Senior Unsecured Notes, the commitments under the Bridge Facilities were reduced by $1.6 billion, to $3.2 billion. Following the issuance of the February 2020 Senior Unsecured Notes, we placed $2.0 billion of the net proceeds into escrow pending the consummation of the Eldorado Transaction and the commitments under the Bridge Facilities were further reduced by $2.0 billion to $1.2 billion.

The Master Transaction Agreement contains customary representations, warranties and covenants by the parties to the agreement and is subject to the consummation of the Eldorado/Caesars Merger as well as customary closing conditions, including, among other things: (i) the absence of any law or order restraining, enjoining or otherwise preventing the transactions contemplated by the Master Transaction Agreement; (ii) the receipt of certain regulatory approvals, including gaming regulatory approvals; (iii) consummation of certain restructuring transactions; (iv) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications; and (v) material compliance by the parties with their respective covenants and obligations. The Master Transaction Agreement contains certain termination rights, including that the Master Transaction Agreement shall automatically terminate upon the termination of the merger agreement related to the Eldorado/Caesars Merger and a right by us to terminate the Master Transaction Agreement in the event the closing of the transactions contemplated by the Master Transaction Agreement has not occurred by December 24, 2020, the outside date for the Eldorado/Caesars Merger.

The transactions described above, other than the refinancing of the CPLV CMBS Debt (which was completed in November 2019), are conditioned upon the closing of the Eldorado/Caesars Merger, and such transactions and the Eldorado/Caesars Merger are both subject to regulatory approvals and customary closing conditions. Eldorado has publicly disclosed that it expects the Eldorado/Caesars Merger to be completed in mid-2020. However, we can provide no assurances that the Eldorado/Caesars Merger or such other transactions described herein will close in the anticipated timeframe, on the contemplated terms or at all.

For more information about the material risks of the Forum Convention Center Mortgage Loan, the Las Vegas Land Acquisition and the Eldorado Transaction, see “Risk Factors—Risks Relating to Our Pending Transactions” and “Risk Factors—Risks Relating to Us Following Completion of the Eldorado Transaction and Our Other Pending Transactions” in this prospectus supplement.

Other Recent Transactions

In addition, since January 1, 2020, we have completed these additional transactions:

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On June 2, 2020, we physically settled a series of forward sale agreements entered into with several counterparties on June 25, 2019 related to an aggregate of 65,000,000 shares of our common stock, by delivering the shares in exchange for total net proceeds of approximately $1.3 billion. We intend to use such net proceeds to consummate the Eldorado Transaction.

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On February 5, 2020, the Operating Partnership and VICI Note Co. Inc., as Co-Issuer, issued the February 2020 Senior Unsecured Notes, comprised of (i) $750.0 million in aggregate principal amount of 3.500% senior unsecured notes due 2025 (the “2025 Notes”), (ii) $750.0 million in aggregate principal amount of 3.750% senior unsecured notes due 2027 and (iii) $1.0 billion in aggregate principal amount of 4.125% senior unsecured notes due 2030. We placed $2.0 billion of the net proceeds of the offering into escrow pending the consummation of the Eldorado Transaction. On February 20, 2020, we used the remaining net proceeds from the 2025 Notes, together with cash on hand, to redeem in full the outstanding $498.5 million in aggregate principal amount of the Second Lien Notes, for a total redemption cost of approximately $537.5 million, including the applicable premium.

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On January 24, 2020, we completed the previously announced transaction to acquire the casino-entitled land and real estate and related assets of the JACK Cleveland Casino located in Cleveland, Ohio (“JACK Cleveland Casino”) and the JACK Thistledown Racino (“JACK Thistledown Racino”) located in North Randall, Ohio (the “JACK Cleveland/Thistledown Property Acquisition”) from affiliates of JACK Entertainment LLC, for approximately $843.3 million. Simultaneous with the closing of the JACK Cleveland/Thistledown Property Acquisition, we entered into a master triple-net lease agreement for the JACK Cleveland Casino and JACK Thistledown Racino with a subsidiary of JACK Entertainment. The lease has an initial total annual rent of $65.9 million and an initial term of 15 years, with four five-year tenant renewal options. The tenant’s obligations under the lease are guaranteed by Rock Ohio Ventures. Additionally, the Operating Partnership made a $50 million loan (the “ROV Loan”) to affiliates of Rock Ohio Ventures secured by, among other things, certain non-gaming real estate assets owned by such affiliates and guaranteed by Rock Ohio Ventures. The ROV Loan bears interest at 9.0% per annum for a period of five years with two one-year extension options.

Dividend for the Second Quarter of 2020

On June 11, 2020, we announced that our board of directors authorized payment of a regular quarterly cash dividend of $0.2975 per share of common stock, payable on July 10, 2020, to stockholders of record as of the close of business on June 30, 2020. Accordingly, investors in this offering continuing to own our common stock on the record date are expected to be entitled to receive this dividend.

Our Tax Status

We made an election to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017 and expect to continue to operate in a manner that will allow us to continue to be classified as such. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and value of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our intended manner of operation enables us to meet the requirements for qualification and taxation as a REIT.

The Internal Revenue Service (the “IRS”) issued a private letter ruling with respect to certain issues relevant to our separation from CEOC and our qualification as a REIT. Although we may generally rely upon the ruling, subject to the completeness and accuracy of the representations made to the IRS, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling.

So long as we qualify to be taxed as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders. If we fail to qualify to be taxed as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we would be subject to U.S. federal income tax at the regular corporate rate and would be precluded from re-electing to be taxed as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify to be taxed as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property, and the income of VICI Golf and any other taxable REIT subsidiary of ours will be subject to taxation at the regular corporate rate. See “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Corporate Matters

Our principal executive offices are located at 535 Madison Avenue, 20th Floor, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website is incorporated in, or constitutes a part of, this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

THE OFFERING

Common stock offered by the forward purchaser or its affiliate	26,000,000 shares (or 29,900,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full)(1)

Common stock to be outstanding after settlement of the forward sale agreement (assuming full physical settlement and assuming the underwriters exercise their option to purchase additional shares in full)

563,567,755 (assuming the 29,900,000 of shares settled in the forward plus 533,667,755 of current shares outstanding) shares(1)(2)(3)

Use of proceeds	We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward purchaser or its affiliate in this offering.(1)

We expect that the net proceeds to us from the settlement of the forward sale agreement, after the deduction of the related underwriting discount and estimated offering expenses, will be approximately $555.0 million (or approximately $638.4 million if the underwriters exercise their option to purchase additional shares in full), subject to certain adjustments pursuant to the forward sale agreement and assuming full physical settlement of the forward sale agreement, which we expect to occur no later than approximately three months from the date of this prospectus supplement.(4)

The Operating Partnership expects to use any cash proceeds contributed to it by us that we may receive upon settlement of the forward sale agreement to fund a portion of the Forum Convention Center Mortgage Loan and the purchase price for the Las Vegas Land Acquisition and for general business purposes, which may include the acquisition, development and improvement of properties, capital expenditures, working capital and the repayment of indebtedness.

In addition, each of the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition is cross-conditioned on the consummation of the other and subject to the closing of the Eldorado/Caesars Merger, but this offering and the settlement of the forward sale agreement are not conditioned upon the successful completion of the Eldorado/Caesars Merger, the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition. If any of the Eldorado/Caesars Merger, the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition is not completed, we will not have any obligation to offer to repurchase any or all of the shares of common stock sold in this offering and will use any cash proceeds that we may receive upon the settlement of the forward sale agreement for working capital and general business purposes, which may include the acquisition, development and improvement of properties, capital expenditures and the repayment of indebtedness. In addition, we may, in the interim, use a portion of any cash proceeds that we may receive upon the settlement of the forward sale agreement for any of the foregoing purposes. See “Use of Proceeds.”

Accounting treatment for the forward sale agreement	Before settlement of the forward sale agreement, we expect that the shares of our common stock issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share and dividends per share calculations using the treasury stock method.

Under this method, the number of shares of our common stock used in calculating diluted earnings per share and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share resulting from the forward sale agreement prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of shares of our common stock is above the forward sale price, which is initially $21.37475 per share (which is the public offering price per share, less the underwriting discount per share).

NYSE symbol	“VICI”

Ownership and transfer restrictions	To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting stockholders from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our shares, including if repurchases by us cause a person’s holdings to exceed such limitations. An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition to the restrictions set forth above, our outstanding shares of capital stock are held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock is required to promptly notify us of such person’s identity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” and “Description of Capital Stock—Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate” in the accompanying prospectus.

Risk factors	Investing in our common stock involves risks. You should read carefully and consider the information set forth under the caption “Risk Factors” beginning on page S-12 of this prospectus supplement, in our Annual Report and in our Quarterly Report and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

Tax considerations	For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the common stock received in connection with this offering, see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement. Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

Unless otherwise indicated, the information contained in this prospectus supplement assumes that the underwriters’ option to purchase additional shares is not exercised. In addition, unless otherwise indicated, the number of shares of common stock outstanding immediately following this offering as described in this prospectus supplement excludes (i) 26,000,000 shares of common stock issuable to the forward purchaser or its affiliate upon physical settlement of the forward sale agreement, (ii) 11,478,446 shares that remain available for issuance under our equity incentive plan and (iii) 530,440 shares that may be issued pursuant to performance-based awards at target that have been issued under such plan.

(1)

If the forward purchaser or its affiliate does not sell all of the shares of our common stock that it has agreed to sell to the underwriters after using commercially reasonable efforts, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell, and the number of shares of common stock underlying the forward sale agreement will be decreased by the number of shares of common stock that we issue and sell.

(2)

Based on 533,667,755 shares of common stock outstanding as of June 15, 2020 and assumes no additional shares are issued by the Company after June 15, 2020 and prior to the settlement of the forward sale agreement.

(3)

The forward purchaser has advised us that it or its affiliate intends to acquire shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until settlement of the forward sale agreement, which we expect to occur no later than approximately three months from the date of this prospectus supplement. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement if we determine that it is in our best interest to do so. See “Underwriting—Forward Sale Agreement” for a description of the forward sale agreement.

(4)

Assuming that the forward sale agreement will be fully physically settled based on the initial forward sale price of $21.37475 per share (which is the public offering price per share, less the underwriting discount per share) by the delivery of shares of our common stock. The forward sale price is subject to adjustment pursuant to the forward sale agreement, including decreases on certain dates based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement and increases or decreases based on the floating interest rate factor less a spread, and the actual proceeds are subject to settlement of the forward sale agreement.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks and uncertainties described below as well as those set forth in our Annual Report and our Quarterly Report, and the other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, before making a decision to invest in our common stock. If any of these risks occur, our business, results of operations, financial condition, cash flows and prospects and our ability to make distributions to our stockholders and to satisfy our debt service obligations may be materially and adversely affected. This could cause the value of our common stock to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus supplement we deem immaterial may also have a material adverse effect on us.

Risks Relating to Our Pending Transactions

This offering is not conditioned on the completion of the Eldorado Transaction or any of our other pending transactions and our failure to complete any of these transactions would reduce our anticipated revenue.

The completion of each of the Eldorado Transaction, the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition is subject to a number of conditions (including the Eldorado/Caesars Merger to which we are not a party), and may not occur. This offering is not conditioned on the completion of the Eldorado Transaction or any of our other pending transactions, and by purchasing our common stock in this offering you are investing in us on a stand-alone basis and recognize that we may not consummate these transactions or realize the potential benefits therefrom if we do. In the event that we fail to consummate these transactions, we will have issued a significant number of additional shares of common stock, which will have diluted the ownership of our pre-issuance common stockholders.

We may fail to complete the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition or may not complete them on the terms described herein.

The completion of each of the Eldorado Transaction, the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition is subject to certain customary regulatory and other closing conditions, many of which are beyond our control (including the closing of the Eldorado/Caesars Merger to which we are not a party), which make the completion and timing thereof uncertain; there can be no assurance that such conditions will be satisfied on the anticipated schedule, or at all. Completion of certain of the transactions contemplated by the Master Transaction Agreement, such as the put/call agreement relating to two gaming facilities in Indiana, the Horseshoe Baltimore ROFR, the Las Vegas ROFR and certain lease modifications, as well as the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition, are each subject to the negotiation of definitive documentation and, while the principal terms of these transactions are specified in the Master Transaction Agreement or the Mortgage and Land Acquisition Agreement, as applicable, there can be no assurance that we will be successful in negotiating definitive documentation.

If one or more of these transactions are not completed on the anticipated schedule, on the contemplated terms or at all, we could be subject to a number of risks that may adversely affect our business and the market price of our common stock, including:

•

we have incurred and expect to continue to incur significant transaction expenses relating to these transactions, such as legal, accounting and financial advisory fees, whether or not any or all of these transactions are completed;

•	time and resources committed by our management to matters relating to these transactions could otherwise have been devoted to pursuing other opportunities;

•	the market price of our common stock could decline to the extent that the current market price reflects a market assumption that these transactions will be completed; and

•

we would not realize the potential benefits, including the increased revenue, that we expect to realize from consummating these transactions, and our earnings, FFO and AFFO per share could be materially and adversely affected.

We cannot provide any assurance that each of these transactions will be completed or that there will not be a delay in the completion of any or all of these transactions. If any of these transactions are not consummated, our reputation in our industry and in the investment community could be damaged, and the market price of our common stock could decline.

We will have broad discretion to use the net proceeds from this offering.

As noted, because the closing of the Eldorado Transaction, the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition are subject to a number of closing conditions, including the receipt of required regulatory approvals and the closing of the Eldorado/Caesars Merger, we cannot assure you that any of these transactions will close. If these transactions do not close, or if we close other acquisitions prior to the closing of these transactions, we will have significant discretion to allocate the net proceeds from this offering to other uses, including other acquisitions. We can provide no assurance that we will have opportunities to allocate the net proceeds from this offering for productive uses if these transactions do not close, that such other uses will be identified and consummated in a timely manner or that such other uses will result in a favorable return to investors.

The completion of each of the Eldorado Transaction and our other pending transactions is subject to the receipt of consents and approvals, which cannot be assured or which may impose conditions that could have a material adverse effect on us.

Completion of each of the Eldorado Transaction and our other pending transactions is conditioned upon the receipt of certain consents and approvals, including, without limitation, gaming regulatory approvals. Although we have agreed to use our reasonable best efforts to obtain such consents and approvals, there can be no assurance that these consents or approvals will be obtained and that the other conditions to completing these transactions will be satisfied. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the completion of these transactions or require changes to the terms of the transaction documents. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of one or more of these transactions or of imposing additional costs or limitations on us following completion of these transactions, any of which might have a material adverse effect on us following completion of these transactions.

We are subject to provisions under the respective transaction documents that, in specified circumstances, could require us to pay significant termination fees or liquidated damages to the sellers in the MTA Properties Acquisitions.

The transaction documents for the Eldorado Transaction provide that, in specified circumstances, we could be required to pay significant termination fees or liquidated damages to the sellers. If the Eldorado Transaction is terminated under certain circumstances, we could become liable to Eldorado for a termination fee of up to $75.0 million. If we become obligated to pay a termination fee or liquidated damages, the payment could have a material adverse effect on us.

The unaudited pro forma consolidated and combined financial statements contained in this prospectus supplement are presented for illustrative purposes only and may not be reflective of our results of operations and financial condition following completion of the pro forma events.

The unaudited pro forma consolidated and combined financial statements contained in this prospectus supplement are presented for illustrative purposes only and are not necessarily indicative of what our actual financial condition or results of operations would have been had the pro forma events been completed on the dates indicated, and do not reflect what our financial condition and results of operations will be in the future. Further, our actual results of operations and financial condition after the pro forma events may differ materially and adversely from the unaudited pro forma consolidated and combined financial statements that are included in this prospectus supplement. The unaudited pro forma consolidated and combined financial statements include numerous assumptions that may prove to be incorrect.

Risks Relating to Us Following Completion of the Eldorado Transaction and Our Other Pending Transactions

We are and will be significantly dependent on Caesars (and following the completion of the Eldorado Transaction, the combined Eldorado/Caesars), Penn National, Hard Rock, JACK Entertainment and Century Casinos, and their respective subsidiaries unless or until we substantially diversify our portfolio, and an event that has a material adverse effect on any of its businesses, financial condition, liquidity, results of operations or prospects could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.

We depend on our tenants to operate the properties that we own in a manner that generates revenues sufficient to allow the tenants to meet their obligations to us. Currently, substantially all of our revenue comes from our leases with subsidiaries of Caesars, Penn National, Hard Rock, JACK Entertainment and Century Casinos, and, following completion of the Eldorado Transaction, substantially all of our revenue will come from our leases with subsidiaries or affiliates of the combined Eldorado/Caesars, Penn National, Hard Rock, JACK Entertainment and Century Casinos. Because the master leases are triple-net leases, in addition to the rent these significant tenants will owe us, we will depend on these significant tenants to pay substantially all insurance, taxes, utilities and maintenance and repair expenses in connection with these leased properties and to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with their businesses. There can be no assurance that our tenants will have sufficient assets, income or access to financing to enable them to satisfy their payment and other obligations under their leases with us, or that the applicable guarantor will be able to satisfy its guarantee of the applicable tenant’s obligations.

Our tenants rely on the properties they or their respective subsidiaries own and/or operate for income to satisfy their obligations, including their debt service requirements and lease and other payments due to us or others. In addition, the combined Eldorado/Caesars will rely on our properties, the Caesars Forum Convention Center and their other operations to satisfy their payment obligations under the Forum Convention Center Mortgage Loan. As a result of the COVID-19 pandemic, state governments and/or regulatory authorities issued various directives, mandates, orders or similar actions resulting in the closure of non-essential businesses, which included substantially all of our tenants’ operations, including at our properties and the Caesars Forum Convention Center, although in some jurisdictions such measures have been lifted or modified, resulting in the resumption of certain of our tenants’ operations, including the reopening of certain of our properties. If income at these properties were to decline for any reason, including as a result of the COVID-19 pandemic, or if a tenant’s debt service requirements were to increase for any reason or if their creditworthiness were to become impaired for other reasons, a tenant or the applicable guarantor may become unable or unwilling to satisfy its payment and other obligations under their leases or other agreements with us. The inability or unwillingness of a significant tenant to meet its payment or other obligations under a lease or other payment obligation with us could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, including our ability to make distributions to our stockholders.

In addition, following completion of the Eldorado Transaction, the combined Eldorado/Caesars will be our largest tenant. Eldorado has publicly disclosed that it expects to achieve synergies following completion of the Eldorado/Caesars Merger. As a result of the COVID-19 pandemic or otherwise, the combined Eldorado/Caesars may be unable to achieve such synergies during the time period that Eldorado expects it to do so, or at all, and a failure to achieve these synergies may adversely affect the combined Eldorado/Caesars including its creditworthiness, and impair its ability to meet its obligations to us. Moreover, given the combined Eldorado/Caesars’ expected significance to our business, a failure on the part of the combined Eldorado/Caesars to realize expected synergies and any related improvement to its creditworthiness, or any deterioration of its creditworthiness, could materially and adversely affect us or the trading price of our common stock, even in the absence of a default under our agreements with the combined Eldorado/Caesars.

Due to our dependence on rental and other payments from these significant tenants (and their respective subsidiaries) as our primary source of revenue, we may be limited in our ability to enforce our rights under the leases or other agreements with our tenants or to terminate the leases with respect to any particular property or other agreements. Failure by these significant tenants to comply with the terms of their respective leases or to comply with the gaming regulations to which the leased properties are subject could require us to find another tenant for such property, to the extent possible, and there could be a decrease or cessation of rental payments by these significant tenants, as the case may be. In such event, we may be unable to locate a suitable, creditworthy tenant at similar rental rates or at all, which would have the effect of reducing our rental revenues and could have a material adverse effect on us. In addition, the Caesars Forum Convention Center has no operating history and will not initially generate sufficient operating cash flow to service the interest expense on the Forum Convention Center Mortgage Loan, and its operations may continue to be negatively impacted due to the COVID-19 pandemic or other factors. There can be no assurances that the Eldorado Borrower will be able to fulfill its payment obligations under the Forum Convention Center Mortgage Loan, and such payment obligations are not guaranteed by Eldorado, Caesars or the combined Eldorado/Caesars. The failure of the Eldorado Borrower to fulfill its payment obligations under the Forum Convention Center Mortgage Loan would have the effect of reducing our revenue and could have a material adverse effect on us.

If the combined Eldorado/Caesars declares bankruptcy and such action results in a lease being re-characterized as a disguised financing transaction in its bankruptcy proceeding, our business, results of operations, financial condition and cash flows could be materially and adversely affected.

If the combined Eldorado/Caesars declares bankruptcy, our business could be materially and adversely affected if a bankruptcy court re-characterizes the CPLV Additional Rent Acquisition or the HLV Additional Rent Acquisition as a disguised financing transaction. In the event of re-characterization, our claim under a lease agreement with respect to the additional rent acquired in the HLV Additional Rent Acquisition and CPLV Additional Rent Acquisition could either be secured or unsecured. Generally, the leases permit us to take steps to create and perfect a security interest in the leased property, but such attempts could be subject to challenge by the tenant or its creditors and, with respect to the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition, there is no assurance that a court would find that portion of our claim to be secured. The bankrupt lessee and other affiliates of the combined Eldorado/Caesars and their creditors under this scenario might have the ability to restructure the terms, including the amount owed to us under the lease with respect to the additional rent. If approved by the bankruptcy court, we could be bound by the new terms, and prevented from collecting such additional rent that we paid for in the CPLV Additional Rent Acquisition and HLV Additional Rent Acquisition, and our business, results of operations, financial condition and cash flows could be materially and adversely affected.

Even if the Eldorado Transaction and our other pending transactions are completed, we may not achieve the intended benefits, and the Eldorado Transaction and our other pending transactions may disrupt our current plans or operations.

If the Eldorado Transaction and our other pending transactions are completed, there can be no assurance that we will be able to realize the intended benefits of such transactions. If the Eldorado/Caesars Merger is consummated, we may be obligated to complete the Eldorado Transaction, and we may determine to make the Forum Convention Center Mortgage Loan, even if, during the pendency of the Eldorado/Caesars Merger (or, in the case of the Forum Convention Center Mortgage Loan, following the completion of the Eldorado/Caesars Merger), the finances and operations of the combined Eldorado/Caesars are materially and adversely impacted, including as a result of the closures of the combined Eldorado/Caesars’ operations as a result of the COVID-19 pandemic or otherwise. Moreover, the limited contractual protections under our agreements with the combined

Eldorado/Caesars will not include (a) restrictions on certain asset sales by the combined Eldorado/Caesars, (b) a right to automatically obtain liens on certain property of the combined Eldorado/Caesars under certain circumstances if Caesars refinances certain debt, (c) a right to obtain the benefit of certain covenants if made by the combined Eldorado/Caesars if the combined Eldorado/Caesars refinances certain debt with debt provided by affiliates or insiders of the combined Eldorado/Caesars or (d) provisions designed to ensure that the guaranty and the associated leases will continue to remain in place if any lease is terminated, without our express written consent, all of which we are currently entitled to under our existing agreements with Caesars.

In addition, upon completion of the Las Vegas Land Acquisition, the subsidiaries of the combined Eldorado/Caesars will be entitled to a revocable license to continue to use the Las Vegas Land, subject to their continued payment of carrying costs, and we will be required to provide the combined Eldorado/Caesars at least six months’ notice to vacate the land and terminate the license, and we will not be entitled to any rent with respect to the Las Vegas Land from the combined Eldorado/Caesars during the period of this license. Even if we complete the Las Vegas Land Acquisition, there can be no assurances that we will be able to sell or otherwise realize value from the Las Vegas Land.

Risks Relating to Our Common Stock and this Offering

The market price and trading volume of shares of our common stock may be volatile, which could cause the value of your investment to decline.

The market price of our common stock may be volatile. In addition, the stock markets generally may experience significant volatility, often unrelated to the operating performance of the individual companies whose securities are publicly traded. The trading volume in our common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. If the market price of our common stock declines, you may be unable to resell your shares.

Some of the factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly results of operations or distributions;

•	changes in our earnings, FFO or AFFO per share estimates;

•	publication of research reports about us, our tenants, Eldorado or the real estate or gaming industries;

•	adverse developments involving our tenants;

•	changes in market interest rates that may cause purchasers of our shares to demand a different yield;

•	changes in market valuations of similar companies;

•	our failure to complete the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition on the terms or timeframe described herein, or at all;

•	market reaction to any additional capital we raise in the future;

•

our failure to achieve the anticipated benefits of future and pending acquisitions and other transactions, including the Eldorado Transaction or the other pending transactions described herein within the timeframe or to the extent anticipated by financial or industry analysts;

•	additions or departures of key personnel;

•	reaction to any other of our public announcements;

•	risks relating to the forward sale agreement, including our delivery of shares of our common stock upon physical settlement, which will result in dilution to our earnings per share, the forward purchaser’s right to accelerate the forward sale agreement upon the occurrence of certain events, which could require us to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, and the forward sale price that we expect to receive upon physical settlement of the forward sale agreement, which is subject to adjustment on a daily basis;

•	sales or potential sales of our common stock by us or our significant stockholders;

•	other actions by institutional stockholders;

•	strategic actions taken by us or our competitors, such as acquisitions;

•	speculation in the press or investment community about us, our tenants, our industry or the economy in general;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations or the gaming industry;

•	changes in tax or accounting standards, policies, guidance, interpretations or principles;

•

the occurrence of any of the other risk factors presented or incorporated by reference in this prospectus supplement and the accompanying prospectus (including the impact of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants);

•

adverse conditions in the financial markets or general U.S. or international economic conditions, including those resulting from COVID-19 or other pandemics, war, acts of terrorism and responses to such events.

An increase in market interest rates could cause potential investors to seek higher returns and therefore reduce demand for our common stock and result in a decline in our share price.

One of the factors that may influence the market price of shares of our common stock is the yield of our shares (i.e., the annualized distributions per share of our common stock as a percentage of the market price per share of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher yield which may result in a decline in the market price of our common stock. Higher interest rates would likely increase our borrowing costs and potentially decrease our cash available for distribution. Thus, higher market interest rates could also cause the market price of shares of our common stock to decline.

Future incurrences of debt, which would be senior to our shares of common stock upon liquidation, and/or issuance of preferred equity securities, which may be senior to our shares of common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our common stock. This offering and future offerings of common stock could dilute existing common stockholders.

In the future, we may attempt to increase our capital resources by incurring additional debt, including medium-term notes, trust preferred securities and senior or subordinated notes, or issuing preferred shares. If a liquidation event were to occur, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our shares of common stock. In addition, our preferred stock, if issued, would likely limit our ability to make liquidating or other distributions to the holders of shares of our common stock under certain circumstances. Any future common stock offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of shares of our common stock are not entitled to preemptive rights or other protections against dilution. Since our decision to issue debt securities, incur other forms of indebtedness or to issue additional common or preferred stock in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future offerings. In addition, the actual amount of dilution from this offering will be based on numerous factors, particularly the timing of the use of proceeds and the return generated by such investment, and whether we elect to settle the forward sale agreement through full physical settlement, net share settlement or cash settlement, and cannot be determined at this time. Thus, our stockholders bear the risk of our issuing senior securities, incurring other senior obligations or issuing additional common stock in the future (including the manner in which we elect to settle the forward sale agreement), which may reduce the market price of shares of our common stock, reduce cash available for distribution to common stockholders or dilute their stockholdings in us. For a discussion of potential dilution resulting from the forward sale agreement, see “—Risks Related to the Forward Sale Agreement—Provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.” below.

The number of shares available for future sale could adversely affect the market price of shares of our common stock.

We cannot predict whether future issuances of our shares or the availability of shares of our common stock for resale in the open market will decrease the market price per share of shares of our common stock. Sales of a substantial number of shares of our common stock in the public market, including in this offering, or the perception that such sales might occur, could adversely affect the market price of shares of our common stock. Though we and all of our executive officers and directors have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares or securities convertible into or exercisable or exchangeable for shares of our common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock for a period of 30 days, after the date of this prospectus supplement, these lock-up agreements are subject to numerous exceptions and Morgan Stanley & Co. LLC in its sole discretion, may waive these lock-up provisions without notice. However, none of our stockholders (other than our executive officers and directors) have executed lock up agreements. If any of our stockholders cause, or there is a perception that they may cause, a large number of their shares to be sold in the public market, the sales could reduce the market price of shares of our common stock and could impede our ability to raise future capital. In addition, the exercise of the underwriters’ option to purchase additional shares (to the extent we settle the forward sale agreement with respect to such additional shares) or other future issuances of our shares would be dilutive to existing stockholders.

Our earnings and cash distributions could affect the market price of shares of our common stock.

Our common stock may trade at prices that are lower than our net asset value per share. To the extent that we retain operating cash flow for investment, working capital or other purposes, rather than distributing such cash to stockholders, these retained funds, while increasing the value of our assets, may negatively impact the market price of shares of our common stock. Our failure to meet market expectations with regard to future earnings and cash distributions could adversely affect the market price of shares of our common stock.

Risks Related to the Forward Sale Agreement

Provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.

If the forward purchaser or its affiliate does not sell all of the shares of our common stock that it has agreed to sell to the underwriters (including because insufficient shares of common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold) after using commercially reasonable efforts, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell, and the number of shares of common stock underlying the forward sale agreement will be decreased by the number of shares of common stock that we issue and sell.

The forward purchaser under the forward sale agreement will have the right to accelerate the forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by the forward purchaser if:

•

it or its affiliate (x) is unable in its commercially reasonable good faith judgment to hedge its exposure under the forward sale agreement because insufficient shares of common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under the forward sale agreement;

•

we declare any dividend, issue or distribution on our common stock payable in (x) cash in excess of specified amounts, (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the forward purchaser and its affiliate are exceeded;

•

an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, or insolvency, or a delisting of our common shares) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the forward sale agreement or our insolvency (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement, which would result in dilution to our earnings per share.

We expect to physically settle the forward sale agreement and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than approximately three months from the date of this prospectus supplement. However, the forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under the forward sale agreement at any time and from time to time, in part or in full. The forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share.

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect the forward purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind its hedge (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of the forward sale agreement.

The purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to the forward purchaser (or decreasing the amount of cash that the forward purchaser would be required to pay us) upon a cash settlement of the forward sale agreement or increasing the number of shares of common stock we would be required to deliver to the forward purchaser (or decreasing the number of shares of common stock that the forward purchaser would be required to deliver to us) upon net share settlement of the forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common stock during the term of the forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for that day. As of the date of this prospectus supplement, the specified daily rate was less than the spread, reducing the proceeds that we would receive upon settlement of the forward sale agreement. If the prevailing market price for our common stock during the unwind period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Underwriting—Forward Sale Agreement” for more information.

In case of our bankruptcy or insolvency, the forward sale agreement would automatically terminate, and we would not receive the expected proceeds from the sale of common stock under such agreement.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward purchaser any shares of common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent that there are any shares of common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of the forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle the forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. If we were to fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we were entitled to relief under certain provisions of the Code. If these relief provisions were inapplicable, we would not qualify to be taxed as a REIT. As discussed in the accompanying prospectus in the section “Material U.S. Federal Income Tax Considerations,” even if these relief provisions were to apply, a tax based on the amount of the relevant REIT’s non-qualifying income would be imposed.

We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The non-settled forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above and due to their not being fully settled could subject us to incremental risks with respect to the forward sale transactions entered into with respect to this offering had these past forward sale transactions been fully settled. Likewise, if in the future we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

Risks Related to Our Business and Operations

The COVID-19 pandemic could have a material adverse impact on our business, financial condition, liquidity, results of operations and prospects, including by affecting our tenants’ operations and financial performance and global and U.S. economic activity and performance.

Since being initially reported in December 2019, the outbreak of COVID-19 has spread globally and created considerable health risks in the United States and around the world, resulting in severely adversely impacted global, national and regional economic activity, and has contributed to significant volatility and negative pressure in financial markets. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the U.S. federal government declared a national emergency concerning the COVID-19 outbreak. Several countries, including the United States, have taken steps to restrict air travel, and many state and local governments have instituted additional measures, including quarantines, states of emergency, mandatory business and school closures, “shelter-at-home” and similar orders and other restrictions on travel and large gatherings, as well as initiatives such as “social distancing” guidelines. In connection with these actions, state governments and/or regulatory authorities issued various directives, mandates, orders or similar actions that resulted in the closure of non-essential businesses, which included substantially all of our tenants’ operations, including at our properties, as well as our golf courses. While such governmental and regulatory measures have in some jurisdictions been lifted or modified, resulting in the resumption of certain of our tenants’ operations, including the reopening of certain of our properties, there can be no assurance that such restrictions will not be reinstated, new restrictions will not be imposed or other developments will not take place that would further limit our tenants’ operations, including at our properties.

In addition, our tenants have experienced a substantial number of cancellations and reductions in future events and reservations in connection with the uncertain duration of the COVID-19 pandemic and business closures. Following the reopening of our tenants’ businesses, they may face additional challenges with respect to restoring operations and financial performance, in particular as a result of changes in customer engagement. We expect these closures and reduced business activity will adversely affect our tenants’ financial performance, and such impact could be material to us depending on the ultimate duration of the closures and operational restrictions our tenants’ ability to restore operations following the reopening of their businesses and our properties. These closures, operational restrictions and reduced business activity could also materially and adversely affect our tenants’ ability to meet their respective financial obligations going forward, including their obligations under our leases to pay us rent and make capital expenditures, which could have a material adverse effect on our business, results of operations and liquidity. Although we cannot predict with confidence when our tenants’ operations at our properties will reopen, or if and when they will return to pre-pandemic performance levels, as the duration of the closures and operational restrictions lengthens, our tenants’ liquidity positions may become more stressed and which may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications to such obligations. Any such modifications to our tenants’

obligations to us under our leases may have an adverse effect on our business. Even if our tenants are able to fulfill their obligations to us, their inability to meet their financial obligations to their creditors or other counterparties could also have a material adverse effect on our business. The financial impact of the COVID-19 pandemic, including a failure of any of our tenants to make full rental payments, or any other default by our tenants, under our Lease Agreements, could also negatively impact our or our tenants’ future compliance with financial covenants of existing and any future credit facilities and indebtedness, and result in a default and potentially an acceleration event, which non-compliance could negatively impact our or our tenants’ ability to make additional borrowings, including borrowings under our Revolving Credit Facility, issue additional indebtedness and otherwise operate our respective businesses.

In addition, many experts predict that the outbreak will trigger a period of material global economic slowdown or a global economic recession, which may continue well beyond the lifting of governmental restrictions related to COVID-19 and the reopening of our tenants’ businesses and change consumer behavior, thereby negatively affecting an economic recovery in the gaming sector. Any sustained economic slowdown or recession, or the impact thereof, such as through decreased rates of employment that extend after our tenants’ businesses are permitted to reopen or broader changes in consumer behavior, may further materially and adversely affect our tenants’ financial performance and ability to meet such obligations. We cannot predict with confidence when government or regulatory shutdown orders, or travel and other restrictions, will end or whether and on what timeline our tenants’ performance will meaningfully improve after their businesses are permitted to reopen. In addition, due to the current disruption in the debt and equity markets, we may be unable to obtain financing for future acquisitions on satisfactory terms, or at all. Continuing disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to debt and equity capital in order to fund business operations, if necessary, or address maturing liabilities on a timely basis as well as our tenants’ ability to fund their business operations, meet their obligations to us, and secure financing for any future or pending transactions. With respect to any such future transactions and acquisitions, we may face additional uncertainty, such as with respect to timing of regulatory evaluations and obtaining regulatory approvals due to limited operations at the relevant government and regulatory bodies.

The full extent to which our business and results of operations will ultimately be affected by the COVID-19 pandemic or any resulting economic slowdown or recession will largely depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures on our tenants, including the length of time our tenants’ operations at our properties remain closed or restricted and our tenants’ financial performance during the closure and following reopening. In addition, new information may continue to emerge concerning the severity of the COVID-19 pandemic, actions required to be undertaken to contain the COVID-19 pandemic or address its future impact, the response of the U.S. and global economies and the short- and long-term impact of the COVID-19 pandemic on our tenants’ operations at our properties, which could further materially and adversely impact our business and results and operations.

The occurrence of any of the foregoing events or any other related matters could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and the value of our common stock.

The immediate and long-term effects of the COVID-19 pandemic on the gaming industry could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

The COVID-19 pandemic has had a severe and unprecedented impact on the gaming industry. Measures implemented to prevent its spread, including mandatory closure of non-essential businesses and government-imposed restrictions on social gatherings, have had a significant adverse effect on the gaming industry. As a result of these measures, gaming facilities throughout the United States, including all of our tenants’ facilities at our properties, were temporarily closed, although such measures have in some jurisdictions been lifted or modified, resulting in the resumption of certain of our tenants’ operations, including at certain of our properties. During this period, many gaming companies are not generating material revenue or generating substantially reduced revenue and have sought or taken measures intended to maintain liquidity and solvency, including employee furloughs, reduced operating and capital expenditure budgets, and contractual relief or other accommodations with creditors, lenders and other counterparties. There is no guarantee that existing government-imposed restrictions will be lifted in the near term, that additional government-imposed restrictions will not be implemented, or that previous restrictions, where lifted or modified, will not be reinstated. Moreover, the ultimate impact of the COVID-19 pandemic on the gaming industry, the timing and extent of government-imposed restrictions and the reopening and performance of gaming facilities is highly uncertain and cannot be predicted with confidence.

Historically, economic indicators such as GDP growth, consumer confidence and employment are correlated with demand for gaming, entertainment and leisure properties, such as casinos and racetracks, and economic recessions or slowdowns have generally led to a decrease in discretionary spending on associated leisure activities. Long-term impacts of the COVID-19 pandemic, such as decreases in discretionary spending or changing consumer preferences brought about by instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic, could have a material adverse effect on leisure and business travel, discretionary spending and other areas of economic behavior that directly impact the gaming industry. Because we are dependent on the gaming industry, the immediate and long-term effects of the COVID-19 pandemic on the gaming industry could be material and adverse to our business, financial condition, liquidity, results of operations and prospects.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward purchaser or its affiliate in this offering. However, if the forward purchaser or its affiliate does not sell all of the shares of our common stock that it has agreed to sell to the underwriters after using commercially reasonable efforts, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell.

The amount of proceeds, if any, we may receive upon settlement of the forward sale agreement, which settlement we expect to occur no later than approximately three months after the date of this prospectus supplement, depends on numerous factors, including the settlement method, market interest rates and the prevailing market price of our common stock during the relevant period. For the purposes of calculating the aggregate proceeds to us from the sale of shares of our common stock, we have assumed that the forward sale agreement is fully physically settled in one or more settlements based on an initial forward sale price of $21.37475 per share (which is the public offering price per share, less the underwriting discount per share). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, to us will be calculated as provided in the forward sale agreement. At an initial forward sale price of $21.37475 per share (which is the public offering price per share, less the underwriting discount per share), in the event of full physical settlement of the forward sale agreement, we would receive net proceeds, before expenses, of approximately $555.7 million pursuant to the forward sale agreement (or $639.1 million if the underwriters exercise their option to purchase additional shares in full), subject to the price adjustment and other provisions of the forward sale agreement.

Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle the forward sale agreement, we may not receive any cash proceeds, and we may be required to pay cash to the forward purchaser in certain circumstances. If we elect to net share settle the forward sale agreement, we will not receive any cash proceeds, and we may be required to deliver shares of our common stock to the forward purchaser in certain circumstances.

The Operating Partnership expects to use any cash proceeds contributed to it by us that we may receive upon settlement of the forward sale agreement to fund a portion of the Forum Convention Center Mortgage Loan and the purchase price for the Las Vegas Land Acquisition and for general business purposes, which may include the acquisition, development and improvement of properties, capital expenditures, working capital and the repayment of indebtedness.

In addition, each of the Forum Convention Center Mortgage Loan and the Las Vegas Land Acquisition is cross-conditioned on the consummation of the other and subject to the closing of the Eldorado/Caesars Merger, but this offering and the settlement of the forward sale agreement are not conditioned upon the successful completion of the Eldorado/Caesars Merger, the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition. If any of the Eldorado/Caesars Merger, the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition is not completed, we will not have any obligation to offer to repurchase any or all of the shares of common stock sold in this offering and will use any cash proceeds that we may receive upon the settlement of the forward sale agreement for working capital and general business purposes, which may include the acquisition, development and improvement of properties, capital expenditures and the repayment of indebtedness. In addition, we may, in the interim, use a portion of any cash proceeds that we may receive upon the settlement of the forward sale agreement for any of the foregoing purposes. In addition, except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement if we determine that it is in our best interest to do so. See “Risk Factors—Risks Relating to Our Pending Transactions—We may fail to complete the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition or may not complete them on the terms described herein.”

Pending application of the net proceeds as described above, the Operating Partnership intends to invest the net proceeds that we may receive upon the settlement of the forward sale agreement in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper, that are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

All of the proceeds from this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser or its affiliate selling our common stock to the underwriters) will be paid to the forward purchaser or an affiliate thereof. As a result, Morgan Stanley & Co. LLC, an underwriter in this offering, or an affiliate, will receive at least 5% of the proceeds from this offering, not including the underwriting discount.

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated and combined financial statements of the Company have been prepared in accordance with Article 11 of Regulation S-X and give effect to the transactions described below. The unaudited pro forma consolidated and combined balance sheet gives effect to (i) the Initial Forward Share Settlement (as defined below), (ii) the Eldorado Transaction, and (iii) the Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition, as if each such transaction had been completed as of March 31, 2020, as these transactions were not reflected in the balance sheet as of March 31, 2020. The unaudited pro forma consolidated and combined statements of operations give effect to (i) the Recently Completed Transactions, (ii) the Eldorado Transaction, and (iii) the Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition, as if each such transaction had been completed on January 1, 2019.

Recently Completed Transactions

Greektown Acquisition

•

The acquisition of Greektown Casino-Hotel, located in Detroit, Michigan completed on May 23, 2019 for a purchase price of $700.0 million and entry into a triple net lease agreement with Penn National (the “Greektown Acquisition”).

Hard Rock Cincinnati Acquisition

•

The acquisition of Hard Rock Cincinnati Casino, located in Cincinnati, Ohio completed on September 20, 2019 for a purchase price of $558.3 million and entry into a triple net lease agreement with Hard Rock (the “Hard Rock Cincinnati Acquisition”).

Century Portfolio Acquisition

•

The acquisition of the Century Portfolio completed on December 6, 2019, for an aggregate purchase price of $277.8 million and entry into a triple net lease agreement with Century Casinos (the “Century Portfolio Acquisition”).

JACK Cleveland/Thistledown Acquisition

•

The acquisition of JACK Cleveland Casino located in Cleveland, Ohio and JACK Thistledown Racino located in North Randall, Ohio completed on January 24, 2020 for an aggregate purchase price of $843.3 million and entry into a triple net lease agreement with a subsidiary of JACK Entertainment (the “JACK Cleveland/Thistledown Property Acquisition”);

•	Our funding of the JACK Cleveland loan completed on January 24, 2020 in the amount of $50.0 million to affiliates of Rock Ohio Ventures (the “JACK Cleveland/Thistledown Loan”); and

•

The use of $600.0 million of the net proceeds the November 2019 Senior Unsecured Notes offering to finance a portion of the purchase price of the JACK Cleveland/Thistledown Acquisition and related fees and expenses (together with the JACK Cleveland/Thistledown Property Acquisition and the JACK Cleveland/Thistledown Loan, the “JACK Cleveland/Thistledown Acquisition”).

Second Lien Notes Redemption

•

The use of $500.0 million of the net proceeds of the February 2020 Senior Unsecured Notes offering to redeem in full the Second Lien Notes on February 20, 2020 and pay related fees and expenses (the “Second Lien Notes Redemption”).

Term Loan B Facility Repricing

•

The repricing of the Term Loan B Facility on January 24, 2020 resulting in the reduction in the applicable interest rate from LIBOR plus 2.00% to LIBOR plus 1.75% (the “Term Loan B Facility Repricing”).

We refer to the Greektown Acquisition, the Hard Rock Cincinnati Acquisition, the Century Portfolio Acquisition, the JACK Cleveland/Thistledown Acquisition, the Second Lien Notes Redemption and the Term Loan B Facility Repricing collectively, as the “Recently Completed Transactions.”

Initial Forward Share Settlement

•

The issuance of 65,000,000 shares of common stock on June 2, 2020 in connection with the physical settlement of the forward sale agreements entered into in connection with our June 2019 equity offering (the “Initial Forward Share Settlement”), the net proceeds from which will be used to finance a portion of the Eldorado Transaction.

Eldorado Transaction

•	The CPLV Additional Rent Acquisition for a purchase price of $1,189.9 million;

•	The HLV Additional Rent Acquisition for a purchase price of $213.8 million;

•	The MTA Properties Acquisitions for an aggregate purchase price of $1,823.5 million;

•	The financial statement impact of the Lease Modifications;

•

The use of $2,000.0 million of the net proceeds of the February 2020 Senior Unsecured Notes offering (currently held in escrow) to finance a portion of the cash needs relating to the Eldorado Transaction; and

•	The use of $1,650.0 million of the net proceeds of the November 2019 Senior Unsecured Notes offering to redeem in full the CPLV CMBS Debt and pay related fees and expenses.

Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition

•	The funding of the Forum Convention Center Mortgage Loan in the amount of $400.0 million;

•	The Las Vegas Land Acquisition for a purchase price of $103.5 million; and

•

The use of $508.8 million of the net proceeds upon settlement of the forward sale agreement entered into connection with this offering to finance our cash needs (including estimated expenses) relating to the Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated and combined financial statements of the Company. We believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments. However, no assurance can be given that the Eldorado Transaction, the Forum Convention Center Mortgage Loan or the Las Vegas Land Acquisition will occur on the terms or timing contemplated herein, or at all. Furthermore, the unaudited pro forma consolidated and combined financial statements are not reflective of our future financial condition or results of operations and do not necessarily reflect what our financial condition or results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated.

The unaudited pro forma consolidated and combined financial statements are derived from and should be read in conjunction with the Company’s consolidated financial statements and related notes included in the Annual Report and the Quarterly Report.

Unaudited Pro Forma Consolidated and Combined Balance Sheet

As of March 31, 2020

(in thousands)

	VICI Properties Inc (a)	Initial Forward Share Settlement		Eldorado Transaction		Forum Convention Center Mortgage and Las Vegas Land Acquisition		Total Pro Forma
Assets
Real estate portfolio:
Investments in leases—direct financing and sales-type, net	$10,330,728	$—		$2,679,551	(d)	$—		$13,010,279
Investments in leases—operating	1,086,658	—		(1,086,658)	(d)	—		—
Investments in leases—financing receivables, net	794,055	—		1,777,106	(d)	—		2,571,161
Investments in loans, net	48,470	—		—		390,306	(d)	438,776
Land	94,711	—		—		105,300	(d)	200,011
Cash and cash equivalents	369,052	1,276,717	(b)	(1,186,889)	(b)	46,194	(b)	505,074
Restricted cash	2,002,032	—		(2,002,032)	(b)	—		—
Other assets	181,507	—		251,791	(e)	—		433,298

Total assets	$14,907,213	$1,276,717		$432,869		$541,800		$17,158,599

Liabilities
Debt, net	$6,754,485	$—		$—		$—		$6,754,485
Accrued interest	51,162	—		—		—		51,162
Deferred financing liability	73,600	—		—		—		73,600
Deferred revenue	476	—		—		—		476
Dividends payable	139,304	—		—		—		139,304
Other liabilities	164,155	—		307,677	(e)	—		471,832

Total liabilities	7,183,182	—		307,677		—		7,490,859

Stockholders’ equity
Common stock, $0.01 par value, 700,000,000 shares authorized 468,616,540 shares issued and outstanding at March 31, 2020 and 559,616,540 pro forma shares issued and outstanding	4,686	650	(c)	—		260	(c)	5,596
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at March 31, 2020	—	—		—		—		—
Additional paid-in capital	8,018,568	1,276,067	(c)	—		554,734	(c)	9,849,369
Accumulated other comprehensive loss	(118,216)	—		—		—		(118,216)
Retained (deficit) earnings	(262,470)	—		123,312	(f)	(13,194)	(f)	(152,352)

Total VICI stockholders’ equity	7,642,568	1,276,717		123,312		541,800		9,584,397
Non-controlling interests	81,463	—		1,880	(g)	—		83,343

Total stockholders’ equity	7,724,031	1,276,717		125,192		541,800		9,667,740

Total liabilities and stockholders’ equity	$14,907,213	$1,276,717		$432,869		$541,800		$17,158,599

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Three Months Ended March 31, 2020

(in thousands, except share and per share amounts)

	VICI Properties Inc (aa)	Recently Completed Transactions		Eldorado Transaction		Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition		Total Pro Forma
Revenues
Income from direct financing and sales-type leases	$224,252	$—		$63,607	(ff)	$—		$287,859
Income from operating leases	10,913	—		(10,913)	(ff)	—		—
Income from lease financing receivables and loans	12,843	4,889	(cc)	43,352	(ff)	7,854	(kk)	68,938
Tenant reimbursements and other income	693	—		5,183	(gg)	—		5,876
Golf operations	6,300	—		—		—		6,300

Revenues	255,001	4,889		101,229		7,854		368,973
Operating Expenses
General and administrative	7,015	—		—		—		7,015
Depreciation	867	—		—		—		867
Tenant reimbursements and other expenses	703	—		5,328	(gg)	—		6,031
Golf operations	4,370	—		—		—		4,370
Change in allowance for credit losses	149,508	—		5,226	(hh)	605	(hh)	155,339
Transaction and acquisition expense	4,517	—		—		—		4,517

Total operating expenses	166,980	—		10,554		605		178,139

Operating income	88,021	4,889		90,675		7,249		190,834
Interest expense	(76,093)	(4,038)	(dd)	(7,972)	(ii)	—		(88,103)
Interest income	5,520	—		—		—		5,520
Loss from extinguishment of debt	(39,059)	—		—		—		(39,059)

(Loss) income before income taxes	(21,611)	851		82,703		7,249		69,192
Income tax provision	(454)	—		—		—		(454)

Net (loss) income	(22,065)	851		82,703		7,249		68,738
Less: Net income attributable to non-controlling interests	(1,947)	—		(216)	(jj)	—		(2,163)

Net (loss) income attributable to common shareholders	$(24,012)	$851		$82,487		$7,249		$66,575

Net income per common share
Basic								$0.12
Diluted								$0.12
Weighted average number of common shares outstanding
Basic								556,177,425	(ll)
Diluted								556,260,792	(ll)

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

	VICI Properties Inc (bb)	Recently Completed Transactions		Eldorado Transaction		Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition		Total Pro Forma
Revenues
Income from direct financing and sales-type leases	$822,205	$72,056	(cc)	$250,722	(ff)	$—		$1,144,983
Income from operating leases	43,653	—		(43,653)	(ff)	—		—
Income from lease financing receivables and loans	—	68,187	(cc)	172,336	(ff)	30,800	(kk)	271,323
Tenant reimbursements and other income	—	—		20,979	(gg)	—		20,979
Golf operations	28,940	—		—		—		28,940

Revenues	894,798	140,243		400,384		30,800		1,466,225
Operating Expenses
General and administrative	24,569	—		—		—		24,569
Depreciation	3,831	—		—		—		3,831
Tenant reimbursements and other expenses	—	—		21,540	(gg)	—		21,540
Golf operations	18,901	—		—		—		18,901
Transaction and acquisition expense	4,998	—		—		—		4,998

Total operating expenses	52,299	—		21,540		—		73,839

Operating income	842,499	140,243		378,844		30,800		1,392,386
Interest expense	(248,384)	2,586	(dd)	(86,564)	(ii)	—		(332,362)
Interest income	20,014	—		—		—		20,014
Loss from extinguishment of debt	(58,143)	—		—		—		(58,143)

Income before income taxes	555,986	142,829		292,280		30,800		1,021,895
Income tax provision	(1,705)	(557)	(ee)	—		—		(2,262)

Net income	554,281	142,272		292,280		30,800		1,019,633
Less: Net income attributable to non-controlling interests	(8,317)	—		(814)	(jj)	—		(9,131)

Net income attributable to common shareholders	$545,964	$142,272		$291,466		$30,800		$1,010,502

Net income per common share
Basic								$1.84
Diluted								$1.83
Weighted average number of common shares outstanding
Basic								550,454,657	(ll	)
Diluted								550,933,365	(ll	)

Note 1—Balance Sheet Pro Forma Adjustments

(a)	Represents the balance sheet of the Company as of March 31, 2020, as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

(b)	Represents:

•

the net proceeds upon settlement of the forward sale agreement entered into in connection with this offering in excess of our cash needs relating to the Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition;

•

the net proceeds from the physical settlement of the 65,000,000 shares of common stock associated with the forward sale agreements entered into in connection with the June 2019 equity offering at the forward settlement price of $19.64 per share;

•

the cash used to pay a portion of the aggregate purchase price of the MTA Properties Acquisitions, the CPLV Additional Rent Acquisition, the HLV Additional Rent Acquisition, Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition;

•	the release of restricted cash held in escrow from the February 2020 Senior Unsecured Notes offering to be used to pay for a portion of the Eldorado Transaction;

•	The receipt of cash from Eldorado for 50% of the CPLV CMBS Debt prepayment penalty as obligated under the Master Transaction Agreement; and

•	the payment of the remaining bridge commitment fees upon termination of the Bridge Facilities.

(c)	Represents:

•

the issuance of 65,000,000 shares of common stock on June 2, 2020 in connection with the physical settlement of the forward sale agreements entered into in connection with the June 2019 equity offering at the forward settlement price of $19.64 per share; and

•

the public offering price of $22.15 per share and assuming (i) our issuance of 26,000,000 shares upon full physical settlement of the forward sale agreement at the initial forward sale price and (ii) that the underwriters do not exercise their option to purchase additional shares of common stock ultimately from us, we expect to receive net proceeds from this offering, after the deduction of the related underwriting discount and estimated offering expenses, of approximately $555.0 million. The actual net proceeds that we will receive from the sale of common stock in this offering will be based on numerous factors, including our offering expenses, the settlement method of the forward sale agreement and the forward sale price at the time of settlement. As a result, the actual net proceeds from the sale will likely differ from the net proceeds estimated for purposes of these unaudited pro forma consolidated and combined financial statements.

(d)	Represents:

The Eldorado Transaction as follows:

•

Upon closing the CPLV Additional Rent Acquisition, HLV Additional Rent Acquisition and resulting Lease Modifications, the CPLV Lease Agreement will be reassessed and both the land and building components of the modified CPLV Lease Agreement will be classified as sales-type leases. As such, the land component, previously determined to be an operating lease, will be reclassified as a sales-type lease.

•

The MTA Properties Acquisitions will be collectively accounted for entirely as a financing receivable in accordance with ASC 310—Receivables. The transaction will meet the definition of a sales-type lease under ASC 842, and it further will meet the definition of a sale leaseback transaction under ASC 842, under which the lease is accounted for as a financing in accordance with ASC 310—Receivables.

•

The amendments to the Joliet Lease Agreement and Non-CPLV Lease Agreement will be determined to meet the definition of a modification under Accounting Standard Codification (“ASC”) 842. In accordance with modification guidance, the lease classifications will be reassessed and the land and building components of the leases will be classified as sales-type leases. The operating land associated with the Non-CPLV Lease Agreement, previously classified as an Investment in operating leases, will be reclassified as sales-type lease upon modification.

The Forum Convention Center Mortgage Loan and Las Vegas Land Acquisition as follows:

•	The Forum Convention Center Mortgage Loan will be accounted for as a financing receivable under ASC 310—Receivables.

•	The Las Vegas Land Acquisition will be accounted for as land.

These investments are inclusive of an estimated $21.7 million of capitalized initial direct costs and loan origination fees that the Company and its subsidiaries anticipate incurring in connection with these transactions, including the previously incurred costs noted in (e) below. Further, on January 1, 2020, we adopted ASC 326—Credit Losses and, as a result, we are required to estimate and record non-cash credit losses related to our investments in direct financing and sales-type leases, lease financing receivables and loans. As such these investments are net of an estimated $127.1 million of allowances for credit losses recognized on the additional investment balances. The credit loss was estimated using the same credit loss percentage as determined for Caesars in our most recent Form 10-Q for the quarter ended March 31, 2020 and is subject to change based on our estimate of credit losses for the combined Eldorado/Caesars entity.

(e)	Represents:

•

Upon closing of the Eldorado Transaction, we will become the lessee and primary obligor of the ground lease for Harrah’s New Orleans. All payments under the ground lease are made directly by our tenant to the head ground lessor; however, under ASC 842 we are required to present the lease on a gross basis on our balance sheet. For purposes of the pro forma financial statements, the sales-type sub-lease asset and related finance lease liability are estimated to be $313.7 million.

•	$55.4 million receipt of cash from Eldorado for 50% of the CPLV CMBS Debt prepayment penalty as obligated under the MTA.

•	$6.0 million payment of the remaining bridge commitment fees upon termination of the Bridge Facilities.

•	$6.5 million reclassification of previously incurred deferred costs associated with the Eldorado Transaction as Investments in leases – financing receivables;

(f)	Represents the adjustment to retained earnings from the non-recurring items as follows:

•

$238.5 million, which represents the Company’s share of the $240.4 million gain on lease modification as a result of the Lease Modifications under the Eldorado Transaction. Such amounts are recognized as the difference between the carrying value of the net investment in direct financing leases or operating leases and the fair value of the net investment in sales-type leases subsequent to modification.

•	$127.1 million, which represents the estimated current expected credit losses recognized on the additional investment balances as described in (d) above.

•	$1.3 million in legal and third-party leasing costs which are required to be expensed under ASC 842.

(g)	Represents the portion of the gain on Lease Modifications as described in (f) above attributable to the non-controlling interest holder in the joint venture of our Joliet property.

Note 2—Statements of Operations Pro Forma Adjustments

(aa)	Represents the Company’s results of operations for the three months ended March 31, 2020, as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

(bb)	Represents the Company’s results of operations for the year ended December 31, 2019, as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(cc)	Represents pro forma adjustments to revenues for the Recently Completed Transactions as follows:

Greektown Acquisition

•

$17.7 million of income from direct financing and sales-type leases for the year ended December 31, 2019. Pro forma cash received under the lease agreement during year ended December 31, 2019 was $55.6 million. An adjustment for the three months ended March 31, 2020 was not required as the Greektown Acquisition closed on May 23, 2019.

Hard Rock Cincinnati Acquisition

•

$30.1 million of income from direct financing and sales-type leases for the year ended December 31, 2019. Pro forma cash received under the lease agreement during the year ended December 31, 2019 was $42.8 million. An adjustment for the three months ended March 31, 2020 was not required as the Hard Rock Cincinnati Acquisition closed on September 20, 2019.

Century Portfolio Acquisition

•

$24.3 million of income from direct financing and sales-type leases for the year ended December 31, 2019. Pro forma cash received under the lease during year ended December 31, 2019 was $25.0 million. An adjustment for the three months ended March 31, 2020 was not required as the Century Portfolio Acquisition closed on December 6, 2019.

JACK Cleveland/Thistledown Acquisition

•

$4.9 million of additional income from lease financing receivables and loans for the three months ended March 31, 2020, and $68.2 million of income from lease financing receivables and loans for the year ended December 31, 2019. Pro forma cash received during the three months ended March 31, 2020 and year ended December 31, 2019 was $17.7 million and $70.4 million, respectively.

(dd)	Represents the pro forma adjustments to debt financing associated with the Recently Completed Transactions as follows:

JACK Cleveland/Thistledown Acquisition

•

$27.0 million increase in interest expense for the year ended December 31, 2019, related to the portion of the November 2019 Senior Unsecured Notes offering used to finance a portion of the purchase price of the JACK Cleveland/Thistledown Acquisition. An adjustment for the three months ended March 31, 2020 was not required as the November 2019 Senior Unsecured Notes offering occurred in November of 2019.

Second Lien Notes Redemption

•

$3.7 million and $20.8 million decrease in interest expense for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively, related to the portion of the February 2020 Senior Unsecured Notes offering used to redeem in full the Second Lien Notes.

Term Loan B Facility Repricing

•

$0.3 million and $3.6 million decrease in interest expense for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively, related to the reduction in interest rate from the Term Loan B Facility Repricing.

(ee)	Represents estimated federal, state and local income taxes that are not reimbursable by our tenants.

(ff)	Represents pro forma adjustments to revenues for the Eldorado Transaction as follows:

•

$63.6 million of additional income from direct financing and sales-type leases for the three months ended March 31, 2020 and $250.7 million of additional income from direct financing and sales-type leases for the year ended December 31, 2019 associated with the rent from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition and the impact of the Lease Modifications. Pro forma cash received from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition during the three months ended March 31, 2020 and year ended December 31, 2019 was $25.1 million and $98.5 million, respectively.

•

$10.9 million and $43.7 million decreases in income from operating leases for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively, due to the reassessment of the lease classification resulting in the reclassification of the land component of the CPLV Lease Agreement from an operating lease to a sales-type lease. After giving effect to the Lease Modifications, all rent under the modified CPLV Lease Agreement is recognized as a component of Income from direct financing and sales-type leases, net. Such adjustment does not result in a change to the pro forma cash received under our lease agreements.

•

$43.4 million and $172.3 million of income from lease financing receivables for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively, associated with the rent from the MTA Properties Acquisitions. Pro forma cash received under the lease agreement relating to the MTA Properties Acquisitions during the three months ended March 31, 2020 and year ended December 31, 2019 was $39.1 million and $154.0 million, respectively.

(gg)	Represents the income and expense related to the gross presentation of the Harrah’s New Orleans ground lease as described in (e) of Note 1 above.

(hh)

Represents the estimated change in the current expected credit loss on the additional assets subject to ASC 326 as described in (d) of Note 1 above. An adjustment for the year ended December 31, 2019 was not required as the as the current expected credit loss accounting standard was adopted on January 1, 2020.

(ii)	Represents the pro forma debt financing associated with the Eldorado Transaction as follows:

•

$8.0 million and $82.0 million additional interest expense for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively, related to the portion of the February 2020 Senior Unsecured Notes offering used to finance a portion of the purchase price for the Eldorado Transaction, and related fees and expenses.

•

$4.6 million increase in interest expense for the year ended December 31, 2019 related to the portion of the November 2019 Senior Unsecured Notes offering used to redeem in full the CPLV CMBS Debt, and related fees and expenses. An adjustment for the three months ended March 31, 2020 was not required as the November 2019 Senior Unsecured Notes offering occurred in November of 2019.

(jj)	Represents the adjustment to income from the Lease Modifications as described in (ff) above attributable to the non-controlling interest holder in the joint venture of our Joliet property.

(kk)	Represents pro forma adjustments to revenues for the Forum Convention Center Mortgage Loan as follows:

•

$7.9 million of additional income from lease financing receivables and loans for the three months ended March 31, 2020, and $30.8 million of income from lease financing receivables and loans for the year ended December 31, 2019. Pro forma cash received during the three months ended March 31, 2020 and year ended December 31, 2019 was $7.9 million and $30.8 million, respectively.

(ll)

Pro forma earnings per share are based on historical weighted average shares of common stock outstanding, adjusted to assume the following shares of common stock were outstanding for the entire periods presented: (i) 26,000,000 shares of common stock assumed to be issued by us under the forward sale agreement (assuming full physical settlement thereof); (ii) 65,000,000 shares of common stock issued by the Company on June 2, 2020 under forward sale agreements; and (iii) 50,000,000 shares of common stock that the Company issued in a public offering completed on June 28, 2019.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations of an Investment in VICI

The following is a summary of the material U.S. federal income tax considerations of an investment in our common stock (“our stock”). For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “VICI,” “we,” “our” and “us” generally mean VICI Properties Inc. and its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the real estate investment trust (“REIT”) requirements. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Department of the Treasury (the “Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, or other financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts, including REITs;

•	partners in partnerships holding our stock;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

•	tax-exempt organizations, except to the extent provided in “—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders” below; and

•	foreign investors, except to the extent provided in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” below.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, stock represented by depository shares, warrants, rights, units representing an interest in two or more securities or debt securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

This summary assumes that investors will hold shares of our stock as a capital asset, which generally means property held for investment.

The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding our stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of VICI

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017, upon the filing of our U.S. federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any taxable REIT subsidiary (“TRS”) of ours) is taxed only at the stockholder level upon a distribution to our stockholders.

Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

Any of our net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to VICI stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General” below.

•	A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation (which is the case with respect to all or substantially all of the properties we acquired from Caesars Entertainment Operating Company, Inc., a Delaware corporation, (“CEOC”), pursuant to our formation transactions as well as certain other properties we have acquired), we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	The taxable income of our TRSs will be subject to U.S. federal corporate income tax.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as qualified pension plans);

7.	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.	that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2017). Our charter provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record- keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a REIT must have a taxable year that is the calendar year. We have adopted December 31 as our taxable year-end to satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). We calculate our capital interest in any partnership based on either our percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

We have control of VICI Properties L.P (the “Operating Partnership”) and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we have a non-controlling interest in an entity taxed as a partnership and we become aware that such entity has taken or may take actions that could jeopardize our status as a REIT or incur unexpected tax liability, we may be forced to dispose of the non-controlling interest or transfer it to a TRS. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” The Operating Partnership is currently a disregarded entity for U.S. federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs (25% for our 2017 taxable year). The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to VICI stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.

We currently have two TRS entities, VICI Golf LLC. and PropCo TRS LLC. In the future, we may form additional TRSs, or elect to treat certain existing subsidiaries that are qualified REIT subsidiaries or disregarded entities as TRSs. TRSs might be used to hold all or a portion of an investment that, for example, would be treated as a non-real estate security for purposes of the REIT asset tests or excess personal property when testing rents from real property.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments derived from mortgage loans secured by real property or an interest in real property) (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of our stock, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person from the property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of VICI shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant, taking into account applicable complex attribution rules. To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding sentence, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, our charter provides restrictions on ownership and transfer of our shares, including restrictions on such ownership or transfer that would cause the rents received or accrued by us from tenants to be treated as nonqualifying rent for purposes of the REIT gross income requirements. Shareholders should be aware that events unknown to us (i.e., events other than a purchase or other transfer of shares) may result in ownership, under the applicable attribution rules, of shares in excess of our charter ownership limits.

•

Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.

In addition, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We have structured, and generally expect to continue to structure, our leases to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:

•

the ground lease holder or property owning entity, on the one hand, and the lessee, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the property and is responsible for how the property is operated;

•	the lessee bears the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the property during the term of the lease;

•

in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease in whole or in part if the lessor does not restore the property to its prior condition;

•

the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property or (B) the lessee’s use, management, maintenance or repair of the property;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the property under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it operates the property;

•

the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of the lease; and

•

upon termination of the lease, the property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

We generally treat our leases with respect to our properties as true leases for U.S. federal income tax purposes; however, there can be no assurance that the IRS would not consider a particular lease a financing arrangement instead of a true lease for U.S. federal income tax purposes. In that case, and in any case in which we intentionally structure a lease as a financing arrangement, our income from that lease would be interest income rather than rent and we expect to treat that interest as qualifying income for purposes of the 75% gross income test to the extent that the deemed “loan” amount does not exceed the fair market value of the real estate assets leased (and thus deemed to secure the deemed loan). All of the interest income from our loan would be qualifying income for purposes of the 95% gross income test. In addition, we expect to treat only a portion of the deemed “loan” amount as a qualifying “real estate asset” for purposes of the 75% asset test if and to the extent the loan amount does not exceed the fair market value of the real estate assets leased (and thus deemed to be securing the deemed loan). We believe that the characterization of a lease as a financing arrangement would not adversely affect our ability to qualify as a REIT.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is not fully secured by real property, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may originate or acquire mezzanine loans or investments treated as subordinated debt for U.S. federal income tax purposes. Mezzanine loans include loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is possible that some mezzanine loans may not meet all of the requirements for reliance on the safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:

•

At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property generating qualifying rents from real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•	The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

•

We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

•

The aggregate value of all securities of TRSs that we hold, together with other nonqualified assets (such as furniture and equipment or other tangible personal property (to the extent such property does not constitute a “real estate asset”) or non-real estate securities), may not, in the aggregate, exceed 25% of the value of our total assets. For taxable years beginning after December 31, 2017, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets; and

•

Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause VICI to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, VICI still could avoid disqualification by eliminating any discrepancy within

30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

•

90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by VICI stockholders in the year in which paid, except that any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

If we fail to distribute, with respect to each calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We have the ability to elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. If we were to make this election, VICI stockholders would include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. VICI stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses, subject to applicable limitations, may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to VICI stockholders of any distributions that are actually made. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions,” below.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our stock) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, VICI may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding such transactions.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of common stock.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements. This is the case with respect to all or substantially all of the properties acquired from CEOC pursuant to our formation transactions as well as certain other properties we have acquired after our formation. We may acquire additional properties subject to these rules in the future.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. VICI will include its allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). Capital interest in a partnership is calculated based on either the partner’s percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. Consequently, to the extent that VICI holds an equity interest in a partnership, such partnership’s assets and operations may affect

VICI’s ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.

Entity Classification

The ownership by VICI of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of VICI’s assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “—Asset Tests” and “—Income Tests” above, and in turn would prevent VICI from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of VICI’s failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case VICI could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership

Under the Code and Treasury Regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to Operating Partnership allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the General Partner of the Operating Partnership, which is a wholly-owned subsidiary of VICI.

Partnership Audit Rules

Subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These partnership audit rules could result in partnerships in which we directly or indirect invest, including the Operating Partnership if and when it becomes a partnership for U.S. federal income tax purposes, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our stock that is, for U.S. federal income tax purposes a “U.S. person”, which includes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our stock.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction applies for taxable years beginning January 1, 2018 and after and is scheduled to expire after 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-

term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of VICI” and “—Annual Distribution Requirements.” U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of VICI” and “—Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

Dispositions of Our Stock

If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for nine months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of shares of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our stock other than a partnership or U.S. person.

Ordinary Dividends

The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. In cases where the distribution income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Non-Dividend Distributions

Unless shares of our stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-U.S. stockholders.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (20% to the extent provided in Treasury Regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. federal income or withholding tax, unless (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our common stock will be “regularly traded” on an established securities exchange.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock

Unless shares of our stock constitute USRPIs, a sale of such shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.

Even if the foregoing 50% test is met, however, shares of our common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. stockholder’s sale of shares of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of the outstanding shares of such class of stock at all times during a prescribed testing period. We expect that our common stock will be regularly traded on an established securities market.

Even if none of the foregoing tests are met and shares of our common stock are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale of shares of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market in the United States.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the value of shares of our stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are regularly reviewed by persons involved in the legislative process, the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and administrative interpretations. Recently enacted changes to the U.S. federal income tax laws could have an adverse impact on an investment in our stock. For example, certain changes in law pursuant to the Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax laws that affect REITs and their shareholders. We cannot predict the long-term effect of the Tax Cuts and Jobs Act or any future law changes on REITs or their shareholders.

The CARES Act

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) (P.L. 116-136) that was signed into law on March 27, 2020 includes several significant tax provisions. These changes include:

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the elimination of the taxable income limit for net operating losses for all taxable years beginning after December 31, 2017 and before January 1, 2021, thereby permitting corporate taxpayers to use net operating losses to fully offset taxable income (although as a REIT, VICI will continue to only be able to use net operating losses against taxable income remaining after taking into account any dividends-paid deduction);

•	allowing our taxable REIT subsidiaries to carry back net operating losses arising in 2018, 2019, and 2020 to the five taxable years preceding the taxable year of the loss;

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an increase to the business interest limitation under Section 163(j) of the Code, from 30 percent to 50 percent for taxable years 2019 and 2020 and the addition of an election by taxpayers to use their 2019 adjusted taxable income as their adjusted taxable income in 2020 for purposes of applying the limitation; and

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a “technical correction” amending Section 168(e)(3)(E) of the Code to add “qualified improvement property” to “15-year property” and assigning a class life of 20 years under Section 168(g)(3)(B) of the Code to qualified improvement property under Section 168(e)(3)(E)(vii) of the Code.

Backup Withholding and Information Reporting

In general, VICI is required to report to U.S. stockholders of our stock and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. stockholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

In general, VICI is required to report annually to non-U.S. stockholders of shares of our stock the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. Non-U.S. stockholders may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds from a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. Federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our stock, and (subject to the proposed Treasury Regulations discussed below) on gross proceeds from the sale or other taxable disposition of shares of our stock by foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of shares of our stock) that fail to satisfy the above requirements. While withholding under the Foreign Account Tax Compliance Act would have applied also to payments of gross proceeds from the sale or other disposition of our stock on or after January 1, 2019, proposed Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and holders of debt securities may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our stock.

UNDERWRITING

Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as the representatives of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement among us, our operating partnership, the forward purchaser, its affiliate and the underwriters, we and the forward purchaser or its affiliate have agreed, severally and not jointly, to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the forward purchaser or its affiliate, the number of shares of our common stock set forth opposite the underwriters’ name below.

Name	Number of Shares
Morgan Stanley & Co. LLC	4,290,000
BofA Securities, Inc.	4,290,000
Deutsche Bank Securities Inc.	4,290,000
Goldman Sachs & Co. LLC	4,290,000
Citigroup Global Markets Inc.	1,560,000
J.P. Morgan Securities LLC	1,560,000
Barclays Capital Inc.	910,000
Wells Fargo Securities, LLC	910,000
SunTrust Robinson Humphrey, Inc.	715,000
UBS Securities LLC	650,000
Citizens Capital Markets, Inc.	520,000
Stifel, Nicolaus & Company, Incorporated	390,000
Union Gaming Securities, LLC	390,000
Credit Suisse Securities (USA) LLC	325,000
Evercore Group L.L.C.	260,000
Robert W. Baird & Co. Incorporated	260,000
Capital One Securities, Inc.	130,000
Ladenburg Thalmann & Co. Inc.	130,000
Nomura Securities International, Inc.	130,000

Total	26,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement (other than those shares of common stock covered by the underwriters’ option to purchase additional shares of common stock as described below). If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, the forward purchaser and its affiliate against certain liabilities, including liabilities under the Securities Act, and to contribute to payments they may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued or sold to and accepted by them, subject to approval of legal matters by their counsel, including the validity of shares of our common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

A prospectus supplement and related prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of our common stock to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the underwriters that may make internet distributions on the same basis as other allocations.

Commissions and Discounts

The representatives have advised us and the forward purchaser that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.46515 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$22.15	$575,900,000	$662,285,000
Underwriting discount	$0.77525	$20,156,500	$23,179,975
Proceeds, before expenses, to us(1)	$21.37475	$555,743,500	$639,105,025

(1)

We expect that the net proceeds to us from the settlement of the forward sale agreement, after the deduction of the related underwriting discount and estimated offering expenses, will be approximately $555.0 million (or approximately $638.4 million if the underwriters exercise their option to purchase additional shares in full). The amount of proceeds, if any, we may receive upon settlement of the forward sale agreement, which settlement we expect to occur no later than approximately three months after the date of this prospectus supplement, depends on numerous factors, including the settlement method, market interest rates and the prevailing market price of our common stock during the relevant period. For the purposes of calculating the aggregate proceeds to us from the sale of shares of our common stock, we have assumed that the forward sale agreement is fully physically settled in one or more settlements based on an initial forward sale price of $21.37475 per share (which is the public offering price per share, less the underwriting discount per share). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, to us will be calculated as provided in the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement.

The expenses of this offering, not including the underwriting discount, are estimated at approximately $750,000 and are payable by us.

Forward Sale Agreement

We expect to enter into a forward sale agreement with the forward purchaser, relating to an aggregate of 26,000,000 shares of common stock (or 29,900,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full). In connection with the execution of the forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties and selling to the underwriters in this offering an aggregate of 26,000,000 shares of our common stock that will be sold in this offering (or 29,900,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full).

If the forward purchaser or its affiliate does not sell all of the shares of our common stock that it has agreed to sell to the underwriters (including because insufficient shares of common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold) after using commercially reasonable efforts, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell, and the number of shares of common stock underlying the forward sale agreement will be decreased by the number of shares of common stock that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase shares of common stock from the forward purchaser or its affiliate, as described above, will be replaced with the commitment to purchase from us the relevant number of shares of common stock not sold by the forward purchaser or its affiliate, at the public offering price less the underwriting discount per share set forth on the cover page of this prospectus supplement. In such event, we or the underwriters may postpone the closing date by up to three business days to effect any necessary changes to the documents or arrangements.

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward purchaser or its affiliate in this offering, but upon full physical settlement of the forward sale agreement we expect to receive from the forward purchaser an amount equal to the net proceeds from the sale of the shares of common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the forward sale price (as described below). We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

We expect that the forward sale agreement will settle no later than approximately three months from the date of this prospectus supplement, subject to acceleration by the forward purchaser upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser in exchange for cash at the then-forward sale price. The forward sale price will initially be equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common stock during the term of the forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for that day. As of the date of this prospectus supplement, the specified daily rate was less than the spread, reducing the proceeds that we would receive upon settlement of the forward sale agreement.

Before settlement of the forward sale agreement, we expect that the shares of our common stock issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share resulting from the forward sale agreement prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of shares of our common stock is above the forward sale price, which is initially $21.37475 per share (which is the public offering price per share, less the underwriting discount per share).

Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under the forward sale agreement at any time and from time to time, in part or in full. The forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then current use for all or a portion of the proceeds we would receive upon physical settlement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect the forward purchaser (or its affiliate) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind its hedge (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of the forward sale agreement.

If the prevailing market price for shares of our common stock during the unwind period under the forward sale agreement is below the forward sale price, in the case of cash settlement, we would be paid by the forward purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. If the prevailing market price for our common stock during the unwind period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.

The purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to the forward purchaser (or decreasing the amount of cash that the forward purchaser would be required to pay us) upon a cash settlement of the forward sale agreement or increasing the number of shares of common stock we would be required to deliver to the forward purchaser (or decreasing the number of shares of common stock that the forward purchaser would be required to deliver to us) upon net share settlement of the forward sale agreement. See “Risk Factors—Risks Related to the Forward Sale Agreement.”

The forward purchaser under the forward sale agreement will have the right to accelerate the forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by the forward purchaser if:

•

it or its affiliate (x) is unable in its commercially reasonable good faith judgment, to hedge its exposure under the forward sale agreement because insufficient shares of common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under the forward sale agreement;

•

we declare any dividend, issue or distribution on our common stock payable in (x) cash in excess of specified amounts, (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to the forward purchaser and its affiliate are exceeded;

•

an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, or insolvency, or a delisting of our common shares) or (y) occurs that would constitute a delisting or change in law; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the forward sale agreement or our insolvency (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement, which would result in dilution to our earnings per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or the forward purchaser, the forward sale agreement will terminate without further liability of either party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors—Risks Related to the Forward Sale Agreement.”

Option to Purchase Additional Shares of Common Stock

The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 3,900,000 shares of common stock at the public offering price per share, less the underwriting discount per share. Upon any exercise of such option, the number of shares of our common stock underlying the forward sale agreement will be increased by the number of shares sold by the forward purchaser or its affiliate in respect of such option exercise. In such event, if the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be sold in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock that the forward purchaser or its affiliate does not sell, and the number of shares of common stock underlying the forward sale agreement will be decreased by the number of shares of common stock that we issue and sell.

No Sales of Similar Securities

We and all of our executive officers and directors have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, on behalf of the underwriters, we and they will not, during the period ending 30 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock,

whether any such transaction described above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares of our common stock to the underwriters;

•	the issuance and delivery by the Company of shares of our common stock pursuant to the forward sale agreement;

•

the issuance by the Company of shares of our common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

•

transactions by any person other than us relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering (provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of shares of our common stock or other securities acquired in such open market transactions); or

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

New York Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “VICI.”

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares of common stock. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares of common stock. The underwriters may also sell shares in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses. In particular:

•

Affiliates of Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are lenders under our Senior Secured Revolving Credit Facility and Term Loan B Facility (the “Credit Agreement”). Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, acts as Administrative Agent under the Credit Agreement. Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, BofA Securities, Inc. and Goldman Sachs Bank USA, an affilate of Goldman Sachs & Co. LLC act as Joint Lead Arrangers and Joint Bookrunners under the Amended and Restated Credit Agreement, dated as of May 15, 2019 relating to our Senior Secured Revolving Credit Facility and our Term Loan B Facility.

•

Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC participated as underwriters of our initial public offering of 69,575,000 shares of common stock, which was completed in February 2018, our follow-on offering of 34,500,000 shares of common stock, which was completed on November 19, 2018 and our offering of 115,000,000 shares of common stock, which was completed on June 28, 2019. Each of Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC (or their respective affiliates) served as a forward purchaser in the 2019 common stock offering.

•	Deutsche Bank Securities Inc. is acting as our financial advisor in connection with the Eldorado Transaction.

•	Deutsche Bank Securities Inc. and its affiliate, Deutsche Bank AG Cayman Islands Branch, have entered into a commitment letter with us relating to the Bridge Facilities.

•

Goldman Sachs & Co. LLC acted as our financial advisor in connection with the Greektown Acquisition, the acquisition of Margaritaville, the Hard Rock Cincinnati Acquisition and the JACK Cleveland/Thistledown Acquisition.

•

Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC participated as initial purchasers in the November 2019 Senior Unsecured Notes Offering and February 2020 Senior Unsecured Notes Offering.

•

Morgan Stanley acted as our financial advisor in connection with the Lease Modifications and the acquisition from and lease back to Caesars of all of the land and real estate assets associated with Harrah’s Philadelphia.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and United Kingdom

This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation (as defined below).

In relation to each member state of the European Economic Area and the United Kingdom (each a “Relevant State”), no offer of shares of our common stock which are the subject of the offering contemplated by this prospectus supplement to the public may be made in that Relevant State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public of shares of our common stock” in relation to our shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for our shares of common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area and United Kingdom selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The communication of this prospectus supplement and any other document or materials relating to the issue of the common shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the common shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Germany

This prospectus supplement and the accompanying prospectus have not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin) nor any other German authority has been notified of the intention to distribute the shares of our common stock in Germany. Consequently, the shares of our common stock may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this prospectus supplement, the accompanying prospectus and any other document relating to this offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of the shares of our common stock to the public in Germany or any other means of public marketing. The shares of our common stock are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act, Section 8f paragraph 2 no. 4 of the German Sales Prospectus Act, and in Section 2 paragraph 11 sentence 2 no. 1 of the German Investment Act. This prospectus supplement and the accompanying prospectus are strictly for use of the person who has received it. They may not be forwarded to other persons or published in Germany.

Netherlands

The shares of our common stock may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Norway

This offer of the shares of our common stock and the related materials do not constitute a prospectus under Norwegian law and have not been filed with or approved by the Norwegian Financial Supervisory Authority, the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises, as the offer of the shares of our common stock and the related materials have not been prepared in the context of a public offering of securities in Norway within the meaning of the Norwegian Securities Trading Act or any Regulations issued pursuant thereto. The offer of the shares of our common stock will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of the shares of our common stock and the related materials may not be made available to the public in Norway nor may the offer of the shares otherwise be marketed and offered to the public in Norway.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares of our common stock may not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap.32) of Hong Kong (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O; no advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the shares of our common stock is made primarily pursuant to the exemption under Section 274 of the SFA. Accordingly, our common stock may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of our common stock be circulated or distributed, whether directly or indirectly, to any person in Singapore other than: (a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or (b) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters and the forward purchaser.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of VICI Properties Inc. and subsidiaries, incorporated in this prospectus supplement by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of VICI Properties Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Caesars Entertainment Outdoor, incorporated in this prospectus supplement by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below:

•	The Company’s Annual Report, filed with the SEC on February 20, 2020;

•	The Company’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on March 13, 2020;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020;

•

The Company’s current reports on Form 8-K and 8-K/A, filed with the SEC on January  10, 2020, January  24, 2020, February  5, 2020, February 14, 2020 (amending the Form 8-K filed on December 30, 2019), February 14, 2020 (amending the Form 8-K filed on January 10, 2020), February  21, 2020, May  4, 2020 (with respect to items 5.03, 5.07 and related 9.01 only), June 1, 2020 (with respect to items 1.01, 8.01 and Exhibit 10.1 in Item 9.01 only), June  2, 2020, and June 8, 2020; and

•	The description of the Company’s common stock, which is contained in Item 1 of its Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded as described above will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide free of charge upon written or oral request to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement and the accompanying prospectus. Our filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not incorporated into, or a part of, this prospectus supplement or the accompanying prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:

VICI Properties Inc.

535 Madison Avenue, 20th Floor

New York, New York 10022

Attn: Secretary

PROSPECTUS

VICI Properties Inc.

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Rights

Units

VICI Properties Inc., a Maryland corporation, and selling security holders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time either we or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered and the identity of any selling security holders. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or selling security holders may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. We will not receive any of the proceeds from the sale of securities by the selling security holders. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 61.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On September 28, 2018, the last reported sale price of our common stock on the NYSE was $21.62 per share. Our principal executive offices are located at 430 Park Avenue, 8th Floor, New York, NY 10022 and our telephone number is (646) 949-4631.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or, any free writing prospectus we may authorize to be delivered to you. To the extent there are any inconsistencies between the information in or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. Neither we nor the selling security holders have authorized any other person to provide you with different or additional information, and if anyone provides you with different or additional information, you should not rely on it. The selling security holders are not making an offer to sell, or soliciting an offer to buy, these securities in a jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Documents by Reference” on page 68 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context otherwise requires, or unless otherwise specified, (i) all references in this prospectus to the terms “VICI” and “VICI REIT” mean VICI Properties Inc. and (ii) all references to the “Operating Partnership” mean VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our” and “our company” refer to VICI, together with its consolidated subsidiaries, including the Operating Partnership.

“Caesars” refers to Caesars Entertainment Corporation and its subsidiaries.

“Caesars Entertainment Outdoor” refers to the historical operations of the golf courses that were transferred from CEOC to VICI Golf on the Formation Date.

“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to October 6, 2017 (the “Formation Date”), and following the Formation Date, CEOC, LLC, a Delaware limited liability company and its subsidiaries. CEOC is a subsidiary of Caesars.

“CPLV Lease” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time; “Joliet Lease” refers to the lease agreement for the facilities in Joliet, Illinois, as amended from time to time; and the “Non-CPLV Lease” refers to the lease agreement for regional properties other than the facilities in Joliet, Illinois, as amended from time to time (collectively, the “Formation Lease Agreements”); “HLV Lease” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time.

“Lease Agreements” refer collectively to the CPLV Lease, the Non-CPLV Lease, the Joliet Lease and the HLV Lease, unless the context otherwise requires.

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the owner and operator of the Caesars Entertainment Outdoor business.

ii

TRADEMARKS AND TRADE NAMES

The names of the brands under which the properties operate are trademarks of the respective owners of those brands, and neither they nor any of their officers, directors, agents or employees:

•	have approved any disclosure in which they or the names of their brands appear; or

•	are responsible or liable for any of the content of this document.

MARKET AND INDUSTRY DATA

Although we are responsible for all of the disclosures contained in this prospectus, this prospectus and the documents incorporated by reference herein contain industry, market and competitive position data and estimates that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that the market position, market opportunity and market size information included or incorporated by reference in this prospectus are generally reliable, we have not independently investigated or verified such data. The industry forward-looking statements included or incorporated by reference in this prospectus may be materially different than our or the industry’s actual results.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements are based on our current plans, expectations and projections about future events. We caution you therefore against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.

The forward-looking statements included in this prospectus or in documents incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

•	risks that the recently announced acquisitions or transactions may not be consummated on the expected terms or timeframes, or at all;

•

our dependence on subsidiaries of Caesars as tenant of our properties and Caesars or its subsidiaries as guarantor of the lease payments and the consequences any material adverse effect on their business could have on us;

•	our dependence on the gaming industry;

•

our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity level U.S. Federal income taxes;

•	the impact of extensive regulation from gaming and other regulatory authorities;

•	the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties;

•	the possibility that the tenants may choose not to renew the Lease Agreements following the initial or subsequent terms of the leases;

•	restrictions on our ability to sell our properties subject to the Lease Agreements;

•	Caesars’ historical results may not be a reliable indicator of its future results;

•	our substantial amount of indebtedness and ability to service and refinance such indebtedness;

•	our historical and pro forma financial information may not be reliable indicators of our future results of operations and financial condition;

•	our inability to achieve the expected benefits from operating as a company independent of Caesars;

•	limits on our operational and financial flexibility imposed by our debt agreements;

•	the possibility our separation from CEOC fails to qualify as a tax-free spin-off, which could subject us to significant tax liabilities;

•	the impact of changes to the U.S. Federal income tax laws;

•	the possibility of foreclosure on our properties if we are unable to meet required debt service payments;

•	the impact of a rise in interest rates on us;

•	our inability to successfully pursue investments in, and acquisitions of, additional properties;

•	the impact of natural disasters or terrorism on our properties;

•	the loss of the services of key personnel;

•	the inability to attract, retain and motivate employees;

•	the costs and liabilities associated with environmental compliance;

•	failure to establish and maintain an effective system of integrated internal controls;

•	the costs of operating as a public company;

•	our inability to operate as a stand-alone company;

•	our inability to qualify or maintain our qualification for taxation as a REIT;

•	our reliance on distributions received from our Operating Partnership to make distributions to our stockholders due to our being a holding company;

•	our dividend yield could be reduced if we were to sell any of our properties in the future;

•	there can be no assurance that we will be able to make distributions to holders of our common stock or maintain anticipated levels of distributions over time;

•	our management team’s limited experience operating as a company that intends to qualify for taxation as a REIT;

•	competition for acquisition opportunities from other REITs and gaming companies that may have greater resources and access to capital and a lower cost of capital than us;

•	the impact of any offering or sales of our securities pursuant to this prospectus, any prospectus supplement or otherwise, including resulting tax implications; and

•	additional factors discussed in the documents incorporated by reference herein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, any prospectus supplement or in the documents incorporated by reference herein or therein. All forward-looking statements are made as of the date of this prospectus, any prospectus supplement or the documents incorporated by reference, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the U.S. Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, any prospectus supplement or the documents incorporated by reference herein, as applicable, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein will be achieved.

THE COMPANY

We are an owner and acquirer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio currently consists of 20 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Our entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across more than 36 million square feet, our well-maintained properties are currently located in nine states, contain nearly 14,500 hotel rooms and feature over 150 restaurants, bars and nightclubs.

Our portfolio also includes approximately 34 acres of undeveloped land adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. We also own and operate four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip. As a growth focused public real estate company, we expect our relationship with our partners will position us for the acquisition of additional properties across leisure and hospitality.

We intend to elect and qualify to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe our election of REIT status combined with the income generation from the Lease Agreements will enhance our ability to make distributions to our stockholders, providing investors with current income as well as long-term growth.

We conduct our real property business through the Operating Partnership, which is our wholly owned subsidiary, and our golf course business through a taxable REIT subsidiary, VICI Golf.

Our principal executive offices are located at 430 Park Avenue, 8th Floor, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website or any other website identified herein is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks and uncertainties described in our Form 10-K and Form 10-Qs, incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before making an investment in our securities. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to make distributions to our stockholders and to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from any sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, acquisitions, development, capital expenditures and additions to working capital. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	For the Six Months Ended June 30, 2018	For the Year Ended December 31,
		2017		2016		2015		2014
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)	3.42	1.64	(2)	1.00	(3)	1.00	(3)	1.00	(3)

(1)

The ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was computed by dividing earnings by fixed charges. Earnings is the amount resulting from adding income before income taxes and fixed charges, and subtracting noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the amount equal to interest expense, including amortization of debt issuance costs. Although preferred stock was issued and outstanding during the year ended December 31, 2017, no preferred stock dividends were paid. As of the date of this prospectus, there are no outstanding shares of preferred stock.

(2)

VICI was spun-off from CEOC on October 6, 2017. The financial information for the year ended December 31, 2017 consists of income statement activity of Caesars Entertainment Outdoor (“CEO”), VICI’s predecessor entity, from January 1, 2017 through October 5, 2017 and the financial information of VICI from October 6, 2017 through December 31, 2017. VICI’s and CEO’s earnings were $104,115 and $0, respectively, for the year ended December 31, 2017. VICI’s and CEO’s fixed charges were $63,354 and $0, respectively, for the year ended December 31, 2017. Neither entity paid any preferred stock dividends during the year ended December 31, 2017.

(3)	The financial information for the years ended December 31, 2016, 2015 and 2014 sets forth the historical operations of CEO.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to our charter and bylaws and applicable provisions of the Maryland General Corporation Law (“MGCL”). While we believe the following summary covers the material terms of our capital stock, the description may not include all of the information that is important to you. We encourage you to read carefully this entire prospectus, any applicable prospectus supplement, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our charter authorizes us to issue up to 700,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series, subject to the terms of any outstanding preferred stock.

As of June 30, 2018, 370,149,921 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued or outstanding.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock will be entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock will not have cumulative voting rights in the election of directors.

Holders of our common stock will be entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock will not have preemptive, subscription, redemption, preference, exchange, conversion or appraisal rights. There will be no sinking fund provisions applicable to the common stock. All shares of our common stock will be fully paid and nonassessable and will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Under Maryland law, a Maryland corporation generally may not amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions, once advised by our board of directors, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification, limitation of liability and amendments to our charter, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors. See “Certain Provisions of Maryland Law and Our Charter and Bylaws.” Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries will be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify and Issue Stock

Subject to the rights of holders of any outstanding shares of our preferred stock, our board of directors will be able to, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have preference over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors will be required to set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. In addition, our charter authorizes our board of directors, with the approval of a majority of our board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue, subject to the rights of holders of our preferred stock. These actions will be able to be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

Preferred Stock

Prior to issuance of shares of each class or series of preferred stock having terms not already established pursuant to our charter, our board of directors is required by the MGCL and our charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. Our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Series A Preferred Stock

Of the 50,000,000 shares of preferred stock authorized for issuance under our charter, 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share, all of which were issued on the Formation Date and automatically converted on November 6, 2017 in accordance with the terms of the Series A preferred stock into shares of our common stock. As a result of this conversion, none of the authorized shares of Series A preferred stock are currently issued or outstanding. Our board of directors has no plans to issue any shares of Series A preferred stock as currently constituted, and given the terms applicable to the Series A preferred stock and the circumstances in which originally issued, any such additional issuance would be impractical. Our board of directors could, however, without stockholder approval, reclassify the authorized but unissued shares of Series A preferred stock as preferred stock without further designation, or into one or more other or additional series or classes of our capital stock, pursuant to its power to reclassify stock, as described above, and cause us to issue the newly-classified shares, subject, however, to the rights of holders of any then outstanding shares of our preferred stock.

Our charter sets forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and conversion, and other applicable terms, of our authorized Series A preferred stock. Our charter provides that the Series A preferred stock ranks, with respect to rights upon liquidation or involuntary liquidation, dissolution or winding up of our affairs, senior to all classes or series of our common stock, and any other class or series of preferred stock established after the original issue date of the Series A preferred stock, except any such class or series designated as senior or pari passu to the Series A preferred stock, or issued upon the requisite approval of the holders of the Series A preferred stock. Our charter sets forth the terms upon which dividends are payable on outstanding shares of Series A preferred stock, but further provides that no dividends were payable on the Series A preferred stock prior to the mandatory conversion on November 6, 2017. Our charter also includes terms regarding optional redemption, voting rights, and board observer rights, as applicable to any outstanding shares of Series A preferred stock and any holders thereof. The terms of the Series A preferred stock provide for no maturity date, nor is the Series A preferred stock subject to any sinking fund. However, the terms of the Series A preferred stock provide for the mandatory conversion described above, as a result of which all previously issued shares of Series A preferred stock have been converted, and no shares of Series A preferred stock are currently outstanding. For detail regarding these and other terms applicable to our authorized Series A preferred stock, we encourage you to read carefully the terms thereof, as set forth in our charter.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. Federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, our charter provides that no person or entity will be able to beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of 9.8% or less of a class or series of our capital stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquirer or another individual or entity to own our stock in excess of the ownership limit.

An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition, our charter provides that our board of directors will have the power to, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition to granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors will be able, but will not be required, to require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our charter provides that our board of directors will be able to increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) could beneficially own or constructively own, in the aggregate, more than 50% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also provides that:

•

any person is prohibited from owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT;

•

any person is prohibited from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person is prohibited from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.

Our charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any other restrictions on ownership and transfer of our stock discussed above, and any person who owned or would have owned shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, will be required to give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least five days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Our charter provides that any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio and the intended transferee will acquire no rights in such shares of stock. Our charter provides that any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), any person owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT, or our being “closely held” under Section 856(h) of the Code or our otherwise failing to qualify as a REIT will be void ab initio and the intended transferee will acquire no rights in such shares of stock and, if such voidness is not effective, the number of shares causing the violation (rounded up to the nearest whole share) will be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. Our charter provides that if the transfer to the trust as described above does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer which, if effective, would have resulted in a violation on the restrictions of ownership and transfer of our stock, will be void ab initio and the intended transferee will acquire no rights in such shares of stock.

Our charter provides that shares of our stock held in the trust will be issued and outstanding shares. The intended transferee may not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Our charter provides that any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Pursuant to our charter, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by an intended transferee before our discovery that the shares have been transferred to the trustee and to recast the vote in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary of the trust.

Pursuant to our charter, within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person, designated by the trustee, that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After such sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the intended transferee, an amount equal to the lesser of:

•

the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event that resulted in the transfer to the trust at the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds received by the trustee for the shares.

Any net sales proceeds in excess of the amount payable to the intended transferee shall be paid to the charitable beneficiary.

Our charter provides that shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•

the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, devise or other such transaction, at market price, at the time of such gift, devise or other such transaction; and

•	the market price on the date we accept, or our designee accepts, such offer.

The amount payable to the transferee may be reduced by the amount of any dividends or other distributions that we paid to the intended transferee before we discovered that the shares had been transferred to the trust and that is owed by the intended transferee to the trustee as described above. We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Pursuant to our charter, upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the intended transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of our outstanding shares of capital stock will be held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock will be required to promptly notify us of such person’s identity. Our charter provides that any shares of our capital stock that are owned or controlled by an unsuitable person or an affiliate of an unsuitable person are redeemable by us, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by our board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by our board of directors alone), an amount that in no event exceeds (1) the market price of such securities as reported on a securities exchange, a generally recognized reporting system or domestic over-the-counter market, as applicable, or (ii) if such securities are not quoted by any recognized reporting system, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the board of directors. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by us. If all or a portion of the redemption price is paid with a promissory note, such note shall have a ten year term, bear interest at 3% and amortize in 120 equal monthly installments and contain such other terms determined by our board.

Our charter provides that the redemption right is not exclusive and that our capital stock that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person may also be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by our board of directors in its sole and absolute discretion.

Our charter requires any unsuitable person and any affiliate of an unsuitable person to indemnify us and our affiliated companies for any and all losses, costs and expenses, including attorneys’ fees, incurred by us and our affiliated companies as a result of the unsuitable person’s ownership or control or failure to promptly divest itself of any securities of VICI REIT when and in the specific manner required by a gaming authority or by our charter.

Under our charter, an unsuitable person will be defined as one who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by any gaming authority to be unsuitable or disqualified to own or control any of our capital stock or the capital stock or any other equity securities of any of our affiliates, (iv) is determined by any gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities or holding a gaming license in any gaming jurisdiction, (v) causes any gaming license of our company or any of our affiliates to be lost, rejected, rescinded, suspended, revoked or not renewed, or causes our company or any of our affiliates to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license, or (vi) is deemed likely, in the sole and absolute discretion of our board, to preclude or materially delay, impede, impair, threaten or jeopardize any gaming license, cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract with a gaming authority to which our company or our affiliates is a party, or cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of our company or any of our affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws is only a summary, and is subject to, and qualified in its entirety by reference to, our charter and bylaws and the applicable provisions of the MGCL. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than fifteen or fewer than the minimum number permitted by the MGCL, which is one. The number of directors is currently set at eight. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Our bylaws provide that a director may not be an “unsuitable person” as defined in our charter, and that the term of office of any director found by our board of directors to be an unsuitable person will expire.

Our bylaws provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors except that a vacancy created by the removal of a director by stockholders may also be filled by the requisite vote or consent of stockholders set forth in our bylaws.

Our charter also provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect one or more directors, a director may be removed, with or without cause, by the affirmative vote of stockholders holding a majority of all of the shares of our stock entitled to vote generally in the election of directors.

Amendment to Charter and Bylaws

Except as provided in our charter with respect to indemnification, limitation of liability and amendments to our charter, which must each be advised by our board of directors and receive the affirmative vote of stockholders entitled to cast 75% of all the votes entitled to be cast generally in the election of directors, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Each of our board of directors and our stockholders, by the affirmative vote of not less than a majority of all shares then outstanding and entitled to be cast on the matter, have the power to amend our bylaws, provided that the section of our bylaws relating to the opt out from the Maryland control share acquisition statute may not be amended except by the vote of at least two-thirds of all votes entitled to be cast on the matter, and the section of our bylaws relating to amending the bylaws, and the last sentence of the section of our bylaws relating to stockholder rights plans, may not be amended except by the vote of at least 75% of all votes entitled to be cast on the matter.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL provides various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our charter provides that, notwithstanding any other provision of our charter or our bylaws, the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL) will not apply to any business combination between us and any interested stockholder of ours and that we expressly elect not to be governed by the provisions of Section 3-602 of the MGCL in whole or in part. Any amendment to such provision of our charter must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person. As a result, any person described in the preceding sentence may be able to enter into a business combination with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that this provision of our charter will not be amended or repealed in the future. In that event, business combinations between us and an interested stockholder or an affiliate of an interested stockholder would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions

The Maryland control share acquisition statute provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from us. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition; or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, then as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended by our stockholders to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition and may be subject to the control share acquisition statute.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and without the need for stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, unless the charter or a resolution adopted by the board of directors prohibits such election, to be subject to any or all of five provisions, including:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We do not currently have a classified board. Our charter provides that we are prohibited from electing to be subject to any or all of the provisions of Title 3, Subtitle 8 of the MGCL unless such election is first approved by the affirmative vote of stockholders of not less than a majority of all shares of ours then outstanding and entitled to be cast on the matter.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power to fix the number of directors, and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called by our board of directors, the chairman of our board of directors, our president or chief executive officer as described below under “—Special Meetings of Stockholders”).

Special Meetings of Stockholders

Our board of directors, the chairman of our board of directors, our president or our chief executive officer may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.

Stockholder Action by Written Consent

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of the holders of common stock entitled to vote generally in the election of directors may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by our board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to us in accordance with the MGCL. We will be required to give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Competing Interests and Activities of Our Directors or Officers

Our charter provides that we have the power to renounce, by resolution of the board of directors, any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to us or (ii) developed by or presented to one or more of our directors or officers.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting,

(2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder present in person or by proxy who was a stockholder of record at the time of provision of notice by the stockholders and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business, who is not an “unsuitable person” as defined in our charter, and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before such special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “—Restrictions on Ownership and Transfer of our Common Stock” prohibit any person from acquiring, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock without the approval of our board of directors. These provisions may delay, defer or prevent a change in control of us. Further, subject to the rights of holders of preferred stock, our board of directors has the power to increase the aggregate number of authorized shares, or the number of authorized shares of any class or series, and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “—Common Stock” and “—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our present or former directors or officers or other employees or stockholders to us or to our stockholders, as applicable, or any standard of conduct applicable to our directors, (c) any action asserting a claim against us or any of our present or former directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our present or former directors or officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding that his or her action or failure to act was the result of active and deliberate dishonesty by the director or officer and was material to the cause of action adjudicated. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a part to, or witness in, by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, the MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the standard of conduct for indemnification set forth above or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that we will have the power to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws provide that we have the power, with approval of our board, to provide such indemnification and advance of expenses to a person who served a predecessor of us in any such capacity described above and to any employee or agent of us or a predecessor of us.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

Description of Our Operating Partnership Agreement

We have summarized the material terms of the limited partnership agreement of our Operating Partnership. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the limited partnership agreement of VICI Properties L.P., a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

Our Operating Partnership, VICI Properties L.P., is a Delaware limited partnership. All of our assets (other than the golf course assets), are held by, and all of our operations (other than the golf course operations) are and will be conducted through, our Operating Partnership, either directly or through subsidiaries. VICI Properties GP LLC, our wholly-owned subsidiary, is the sole General Partner of our Operating Partnership.

In the future, some of our property acquisitions could be financed by issuing partnership units in exchange for property owned by third parties. Such third parties would then be entitled to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to their respective percentage interests in our Operating Partnership. Holders of outstanding partnership units will on the twelve-month anniversary a limited partner first becoming a holder of common units of the Operating Partnership (subject to the terms of the limited partnership agreement), have the right to elect to redeem their partnership units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, subject to our right to acquire the partnership units tendered for redemption in exchange for an equivalent number of shares of our common stock, subject to the restrictions on ownership and transfer of our stock to be set forth in our charter. The partnership units will not be listed on any securities exchange or quoted on any inter-dealer quotation system.

Provisions in the limited partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our Operating Partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of partnership units or other Operating Partnership interests;

•	transfer restrictions on partnership units and restrictions on admission of partners;

•	a requirement that VICI Properties GP LLC may not be removed as the General Partner of our Operating Partnership without its consent;

•

the ability of the General Partner in some cases to amend the limited partnership agreement and to cause our Operating Partnership to issue preferred partnership interests in our Operating Partnership with terms that it may determine, in either case, without the approval or consent of any limited partner; and

•

the right of any future limited partners to consent to transfers of units of other Operating Partnership interests except under specified circumstances, including in connection with mergers, consolidations and other business combinations involving us.

Purpose, Business and Management

Our Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), including (1) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of any asset or property of the Operating Partnership, (2) to acquire or invest in any securities and/or loans relating to such properties, (3) to enter into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity engaged in any business permitted by or under the DRULPA, (4) to conduct the business of providing property and asset management and brokerage services, and (5) to do anything necessary or incidental to the foregoing. However, our Operating Partnership may not, without the General Partner’s specific consent, which it may give or withhold in its sole and absolute discretion, take, or refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

•	could adversely affect our ability to continue to qualify as a REIT;

•	could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us or our securities or our Operating Partnership; or

•

could cause us not to be in compliance in all material respects with any covenants, conditions or restrictions pursuant to an agreement to which we are party unless we have provided our consent to such action.

The General Partner is accountable to our Operating Partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. If there is a conflict between our interests or the interests of our stockholders, on the one hand, and the Operating Partnership or any current or future limited partners, on the other hand, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to either us or our stockholders or any limited partners; provided, however, that any conflict that cannot be resolved in a manner not adverse to either us or our stockholders or any limited partners shall be resolved in favor of us and our stockholders. The limited partners of our Operating Partnership expressly acknowledge that VICI Properties GP LLC, as General Partner of our Operating Partnership, is acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors will be under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions, except as described above. The limited partners agree that our status as a REIT and as a reporting company under Section 12 of the Exchange Act is of benefit to the Operating Partnership and that all actions taken in good faith by the General Partner in support thereof shall be deemed actions taken for the benefit of the Operating Partnership and all partners including the limited partners.

The limited partnership agreement also provides that the General Partner will not be liable to our Operating Partnership, its partners or any other person bound by the limited partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our Operating Partnership or any limited partner, except for any such losses sustained, liabilities incurred or benefits not derived as a result of (i) an act or omission on the part of the General Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of the General Partner that it had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which the General Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of the limited partnership agreement. Moreover, the limited partnership agreement will provide that our Operating Partnership is required to indemnify the General Partner and its members, managers, managing members, officers, employees, agents and designees from and against any and all claims that relate to the operations of our Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services in violation or breach of any provision of the limited partnership agreement or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Except as otherwise expressly provided in the limited partnership agreement and subject to the rights of future holders of any class or series of partnership interest, all management powers over the business and affairs of our Operating Partnership are exclusively vested in VICI Properties GP LLC, in its capacity as the sole General Partner of our Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power over the business and affairs of our Operating Partnership (provided, however, that we, in our capacity as the sole member of the General Partner and not in our capacity as a limited partner of the Operating Partnership, may have the power to direct the actions of the General Partner with respect to the Operating Partnership). VICI Properties GP LLC may not be removed as the General Partner of our Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the General Partner under applicable law or any provision of the limited partnership agreement, but subject to certain other provisions of the limited partnership agreement and the rights of future holders of any class or series of partnership interest, VICI Properties GP LLC, in its capacity as the General Partner of our Operating Partnership, has the full and exclusive power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of our Operating Partnership, to exercise or direct the exercise of all of the powers of our Operating Partnership and to effectuate the purposes of our Operating Partnership without the approval or consent of any limited partner. The General Partner may authorize our Operating Partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as it determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, the General Partner may execute, deliver and perform agreements and transactions on behalf of our Operating Partnership without the approval or consent of any limited partner.

The limited partnership agreement provides that our Operating Partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our Operating Partnership.

Additional Limited Partners

The General Partner of our Operating Partnership may cause our Operating Partnership to issue additional partnership units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, partnership units or other partnership interests or securities issued by our Operating Partnership;

•	for less than fair market value; or

•	in connection with any merger of any other entity into our Operating Partnership.

The net capital contribution need not be equal for all limited partners. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person’s ownership of any tenant of our Operating Partnership. No person may be admitted as an additional limited partner without the consent of the General Partner, which the General Partner may give or withhold in its sole and absolute discretion, and no approval or consent of any limited partner will be required in connection with the admission of any additional limited partner.

Our Operating Partnership may issue additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the units) as the general partner may determine, in its sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the General Partner may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our Operating Partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions,” VICI Properties GP LLC, as General Partner, may not voluntarily withdraw from our Operating Partnership, or transfer or assign all or any portion of its interest in our Operating Partnership, without the consent of the holders of a majority of the limited partnership interests (excluding units owned directly or indirectly by us). Holders of limited partnership units do not vote on matters submitted to our stockholders for approval and do not generally vote on actions to be taken by the Operating Partnership, except as set forth in the preceding sentence, and as set forth below, See “—Amendments of the Limited Partnership Agreement,” “—Termination Transactions,” and “Dissolution.” The

limited partners will agree not to sell, assign, encumber or otherwise dispose of their Operating Partnership units to any person (other than to us, or the General Partner, to immediate family members or any trust for their benefit, to affiliates of such partner, including, without limitation, any entity controlled by such partner, to a charitable entity or a trust for their benefit, or to a lending institution as collateral for a bona fide loan, subject to certain limitations) unless they have provided the General Partner a right of first offer. All transfers must be made only to “accredited investors” as defined under Rule 501 of the Securities Act or otherwise in accordance with applicable securities laws.

Amendments of the Limited Partnership Agreement

Amendments to the limited partnership agreement may be proposed by our General Partner, or by the limited partners owning at least 50% of the partnership units held by the limited partners (including units held directly or indirectly by us).

Generally, the limited partnership agreement may not be amended, modified or terminated without the approval of both the General Partner and limited partners holding a majority of all outstanding partnership units held by the limited partners (other than, in each case, Operating Partnership units owned directly or indirectly by us). The General Partner has the power to unilaterally make certain amendments to the limited partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to its obligations as General Partner or surrender any right or power granted to it as General Partner or any of our affiliates for the benefit of the limited partners;

•

reflect the issuance of additional partnership units, transfer of any partnership interest or the admission, substitution, termination or withdrawal of limited partners in each case in accordance with the terms of the limited partnership agreement;

•

reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the limited partnership agreement not inconsistent with law or with other provisions of the limited partnership agreement, or make other changes concerning matters under the limited partnership agreement that will not otherwise be inconsistent with the limited partnership agreement or law;

•

set forth or amend the designations, rights, preferences, privileges and other terms and conditions of any new class of partnership interest permitted to be issued under the limited partnership agreement;

•	satisfy any requirements, conditions or guidelines of Federal or state law;

•

reflect changes that are reasonably necessary for us to maintain our status as a REIT or to satisfy REIT requirements, reflect the transfer of all or any part of a partnership interest among the General Partner and any entity disregarded as separate from the General Partner for tax purposes or to ensure that the Operating Partnership will not be classified as a publicly traded partnership for tax purposes;

•	modify the manner in which capital accounts are computed or net income or net loss are allocated; or

•

to reflect any other modification as is reasonably necessary for the business or operation of the Operating Partnership or the General Partner, which does not violate the restrictions on the General Partner.

Amendments that would, among other things, convert a limited partner’s interest into a General Partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, reduce any limited partner’s right to indemnity, create any liability of a limited partner, amend these restrictions or admit any other person as a General Partner other than in accordance with the successor provisions of the limited partnership agreement or alter the protections of the limited partners in connection with Termination Transactions described below, which, in each case, must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the partnership units held by limited partners (excluding units owned directly or indirectly by us), the General Partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the limited partnership agreement;

•	perform any act that would subject a limited partner to liability as a General Partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

•

enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below; or

•	withdraw from the Operating Partnership or transfer any portion of its general partnership interest.

Distributions to Unitholders

The limited partnership agreement provides that holders of partnership units will be entitled to receive distributions of 100% of available cash, at least quarterly, on a pro rata basis in accordance with the number of partnership units held by each of them and by us (subject to the rights, preferences and privileges of the holders of any class of preferred partnership interests that may be authorized and issued after the offering). In the event that we declare and pay any dividend of cash or assets to holders of our common stock from the cash flow or assets of VICI Golf, each limited partner (other than us) will be paid in preference to any distribution to which we are entitled, an amount equal to the portion of any such dividend, which such limited partner would have received on account of our common stock, which such limited partner would have received if such limited partner’s units had been redeemed for shares of our common stock.

Redemption/Exchange Rights

Each limited partner shall have the right, commencing on the first anniversary of the issuance of the applicable partnership units, to require our Operating Partnership to redeem part or all of its partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those partnership units in exchange for shares of our common stock. Any such exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. Commencing on the first anniversary of the issuance of the applicable partnership units, limited partners who hold partnership units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.”

In addition, if the number of partnership units delivered by a limited partner for redemption, together with other shares of our common stock owned or attributed to that limited partner, exceeds 9.8% of the outstanding shares of any class or series of our capital stock (in value or by number of shares, whichever is more restrictive) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners to also elect whether or not to participate. Participating limited partners will receive on the redemption date the proceeds per share in the public offering (less any discount or commission), but will have a limited opportunity to withdraw their partnership units from the redemption immediately prior to the pricing of the public offering.

Capital Contributions

The limited partnership agreement provides that the General Partner may determine that, subsequent to the Formation Date, our Operating Partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the limited partnership agreement, we are obligated to contribute the proceeds of any offering of our shares of stock as additional capital to our Operating Partnership, except, among others circumstances, in the event that the proceeds from such offering are used to operate or invest in assets of the golf course properties owned by VICI Golf on the Formation Date and only if such proceeds would exceed an amount yet to be determined.

The limited partnership agreement provides that we may make additional capital contributions, including properties, to our Operating Partnership in exchange for additional partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our Operating Partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the Operating Partnership or the issuance or sale of any partnership units or other partnership interests.

Our Operating Partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests that we own.

Tax Matters

For U.S. Federal income tax purposes, our Operating Partnership will be viewed as “disregarded as an entity separate from its owner,” VICI, which will beneficially own 100% of the equity interests of our Operating Partnership. As a result, all assets, liabilities and items of income, deduction and credit of the Operating Partnership will be treated as assets, liabilities and items of income, deduction and credit of VICI itself, including for purposes of the gross income and asset tests applicable to VICI. However, in the future, if one or more third-party investors are admitted as partners of the Operating Partnership, it will be classified as a partnership for U.S. Federal income tax purposes, in which case VICI Properties GP LLC will serve as the tax matters partner or partnership representative of our Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of our Operating Partnership.

Termination Transactions

The limited partnership agreement provides that our company shall not and the Operating Partnership shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification or any recapitalization or change in outstanding shares of our common stock or the Operating Partnership’s partnership interests (a “termination transaction”), unless in connection with a termination transaction,

(A) all limited partners will receive, or have the right to elect to receive, for each partnership unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of our common stock into which each partnership unit is then exchangeable, and

•

the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its partnership units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B) the following conditions are met:

•

substantially all of the assets of the surviving entity are held directly or indirectly by our Operating Partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our Operating Partnership;

•

the holders of partnership units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•

the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to the first paragraph in this section, or the right to redeem their common units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction or if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock; or

(C) the terms are otherwise consented to by the limited partners holding a majority of the limited partnership units (excluding units owned directly or indirectly by us).

Dissolution

Our Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•

an event of withdrawal, as defined in DRULPA, including, without limitation, by reason of the bankruptcy of our General Partner, unless, within 90 days after the withdrawal, a majority of interest of the remaining partners agree in writing to continue the business of our Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

•	an election to dissolve our Operating Partnership made by the General Partner, with the consent of the limited partners (including units owned directly or indirectly by us); or

•	the entry of a decree of judicial dissolution of our Operating Partnership pursuant to the provisions of DRULPA.

Upon dissolution of our Operating Partnership, the General Partner, or, in the event that there is no remaining General Partner, a liquidator will proceed to liquidate the assets of our Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the limited partnership agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrant. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material federal income tax considerations; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;

•	the designation and terms of the units and of the securities comprising the units;

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the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in fully registered or global form;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	a discussion of the material U.S. federal income tax considerations applicable to the units;

•	whether the units will be listed on any securities exchange; and

•	any other terms of the units and their constituent securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations of an Investment in VICI

The following is a summary of the material U.S. Federal income tax considerations of an investment in our common stock and preferred stock (“our stock”). For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “VICI,” “we,” “our” and “us” generally mean VICI and its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Department of the Treasury (the “Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. Federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. Federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, or other financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts, including REITs;

•	partners in partnerships holding our stock;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

•	tax-exempt organizations, except to the extent provided in “—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders” below; and

•	foreign investors, except to the extent provided in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” below.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, stock represented by depository shares, warrants, rights, units representing an interest in two or more securities or debt securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

This summary assumes that investors will hold shares of our stock as a capital asset, which generally means property held for investment.

The U.S. Federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding our stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. Federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of VICI

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2017, upon the filing of our U.S. Federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.

In connection with this offering, we expect to receive an opinion of REIT Tax Counsel to the effect that commencing with our taxable year ending December 31, 2017, we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the U.S. Federal income tax laws for our taxable year ending December 31, 2017 and subsequent taxable years. It must be emphasized that the opinion of REIT Tax Counsel will be based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will qualify to be taxed as a REIT for any particular year. The opinion is expressed as of the date issued. REIT Tax Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by REIT Tax Counsel. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. Federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any TRS of ours) is taxed only at the stockholder level upon a distribution to our stockholders.

Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. Federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. Federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

Any net operating losses, foreign tax credits and other tax attributes will be utilized at the corporate level and generally do not pass through to VICI stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. Federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

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If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General” below.

•	A 100% tax may be imposed on certain transactions between us and a taxable REIT subsidiary (“TRS”) that do not reflect arm’s-length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	The earnings of any TRS will be subject to U.S. Federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as qualified pension plans);

7.	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.	that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2017). Our operating agreement provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirements described in condition (6) above, we will be treated as having met this requirement: Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end and will thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for U.S. Federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

We have control of the Operating Partnership and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. Federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. Federal income tax purposes, are also generally disregarded as separate entities for U.S. Federal income tax purposes, including for purposes of the

REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” The Operating Partnership is currently a disregarded entity for U.S. Federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. Federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs (25% for our 2017 taxable year). The separate existence of a TRS or other taxable corporation is not ignored for U.S. Federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to VICI stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. Federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments in the meaning of real estate assets), interest income derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of our stock, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of VICI shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.

However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:

•

At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•	The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

•

We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

•

The aggregate value of all securities of TRSs that we hold, together with other non-qualified assets (such as furniture and equipment or other tangible personal property (to the extent such property does not constitute a “real estate asset”) or non-real estate securities), may not, in the aggregate, exceed 25% of the value of our total assets. For taxable years beginning after December 31, 2017, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets; and

•

Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause VICI to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, VICI still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within nine months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%) and (iv) the REIT either disposes of the assets causing the failure within nine months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

•

90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by VICI stockholders in the year in which paid.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for VICI stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. VICI stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to VICI stockholders of any distributions that are actually made. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions,” below.

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our stock) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, VICI may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. Federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could require us to pay U.S. Federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding such transactions.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. Federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common and preferred shares.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. Federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

In general, partnerships are “pass-through” entities that are not subject to U.S. Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. VICI will include its allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership. Moreover, for purposes of the REIT asset tests, VICI must include its proportionate share of assets held by subsidiary partnerships, based on its capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of its interest in partnership assets will be based on VICI’s proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that VICI holds an equity interest in a partnership, such partnership’s assets and operations may affect VICI’s ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.

Entity Classification

The ownership by VICI of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. Federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. Federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of VICI’s assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “—Asset Tests” and “—Income Tests” above, and in turn would prevent VICI from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of VICI’s failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case VICI could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership

Under the Code and Treasury regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to Operating Partnership allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the General Partner of the Operating Partnership, which is a wholly-owned subsidiary of VICI.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. Federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirect invest, including the Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

The following is a summary of certain material U.S. Federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our stock that is, for U.S. Federal income tax purposes a “U.S. person”, which includes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or

(ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. Federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. Federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. Federal income tax consequences of the acquisition, ownership and disposition of shares of our stock.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. Federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction applies for taxable years beginning January 1, 2018 and after and is scheduled to expire after 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of VICI” and “—Annual Distribution Requirements.” U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. Federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of VICI” and “—Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes).

Dispositions of Our Stock

If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our stock will be subject to a maximum U.S. Federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. Federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for nine months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

If an investor recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. Federal income tax consequences of the ownership and disposition of shares of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our stock other than a partnership or U.S. person.

Ordinary Dividends

The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. In cases where the distribution income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. Federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Except as otherwise provided below, we expect to withhold U.S. Federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Non-Dividend Distributions

Unless shares of our stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-U.S. stockholders.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% (20% to the extent provided in Treasury regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. Federal income or withholding tax, unless (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 35% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our common stock and preferred stock will be “regularly traded” on an established securities exchange.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders may be able to offset as a credit against their U.S. Federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. Federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock

Unless shares of our stock constitute USRPIs, a sale of such shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.

Even if the foregoing 50% test is met, however, shares of our common stock and preferred stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock or preferred stock, as applicable, are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of shares of our common stock or preferred stock, as applicable, nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of the outstanding shares of such class of stock at all times during a prescribed testing period. We expect that our common stock and preferred stock will be regularly traded on an established securities market.

Even if none of the foregoing tests are met and shares of our common stock or preferred stock, as applicable, are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale of shares of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. Federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock or preferred stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock or preferred stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market in the United States.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. Federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. Federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the value of shares of our stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. Federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process, the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Recently enacted changes to the U.S. Federal income tax laws could have an adverse impact on an investment in our stock. For example, certain changes in law pursuant to the Tax Cuts and Jobs Act could reduce the relative competitive advantage of operating as a REIT as compared with operating as a C corporation, including by (i) reducing the rate of tax applicable to individuals and C corporations, which could reduce the relative attractiveness of the generally single level of taxation on REIT distributions, (ii) permitting immediate expensing of capital expenditures, which could likewise reduce the relative attractiveness of the REIT taxation regime, and (iii) limiting the deductibility of interest expense, which could increase the distribution requirement of REITs (though such limitations should not affect REITs that elect not to have such limitations apply).

Backup Withholding and Information Reporting

In general, VICI is required to report to U.S. stockholders of our stock and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. stockholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

In general, VICI is required to report annually to non-U.S. stockholders of shares of our stock the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. Non-U.S. stockholders may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds from a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. Federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities Substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. Federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our stock, and on gross proceeds from the sale or other taxable disposition of shares of our stock after December 31, 2018 by, foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of shares of our stock) that fail to satisfy the above requirements. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and holders of debt securities may not conform to the U.S. Federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as credit against their U.S. Federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Act and Exchange Act that are incorporated by reference into this prospectus.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-

dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of any shares of common stock or preferred stock offered by means of this prospectus and certain other matters of Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain other legal matters and certain tax matters will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of VICI Properties Inc. and subsidiaries, incorporated in this Prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Caesars Entertainment Outdoor, incorporated in this Prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of investments (“combined statement”) of real estate assets to be contributed to VICI Properties Inc., incorporated in this Prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus), as the parent and guarantor of CEOC, our significant lessee, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC.

You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Caesars’ SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and our SEC filings are available at our website at www.viciproperties.com. We make no representation as to the accuracy or completeness of the information regarding Caesars that is contained in this prospectus, which is obtained from Caesars’ publicly available information, or that is available through the SEC’s website or otherwise made available by Caesars, and none of such publicly available Caesars’ information is incorporated by reference in this prospectus. None of the information on, or accessible through, our website or any other website identified herein is incorporated into this prospectus, and does not constitute a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

•

Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 28, 2018 and our Annual Report on Form 10-K/A for the year ended December 31, 2017, filed with the SEC on April 30, 2018 (together, our “Form 10-K”);

•	Our definitive proxy statement on Schedule 14A for our 2018 annual meeting of stockholders, filed with the SEC on June 21, 2018;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 4, 2018 and August 2, 2018, respectively;

•

Our current reports on Form  8-K and 8-K/A, filed with the SEC on January  3, 2018, January  17, 2018, January 22, 2018, January 29, 2018, February 6, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), March  15, 2018, April 30, 2018, May 7, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), May 9, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), May  10, 2018, May 29, 2018, June 19, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit  99.2), June 25, 2018, July 12, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), August 2, 2018 (other than the information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), August  30, 2018, September 25, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibits 99.1) and October 1, 2018; and

•	The description of our common stock, which is contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus free of charge upon written or oral request. Our filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:

VICI Properties Inc.

430 Park Avenue, 8th Floor

New York, New York 10022

Attn: Secretary

26,000,000 Shares

VICI Properties Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

BofA Securities

Deutsche Bank Securities

Goldman Sachs & Co. LLC

Barclays

Citigroup

J.P. Morgan

Union Gaming

Wells Fargo Securities

Citizens Capital Markets

SunTrust Robinson Humphrey

UBS Investment Bank

Baird

Capital One Securities

Credit Suisse

Evercore ISI

Ladenburg Thalmann

Nomura

Stifel

June 16, 2020